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                                                                     EXHIBIT 2.7







                            STOCK PURCHASE AGREEMENT


                                      among


                               MJD VENTURES, INC.,


                             E. B. FITZGERALD, III,


                              E. B. FITZGERALD, IV,


                                  ANN F. BROWN,


             THOSE OTHER SHAREHOLDERS LISTED ON SCHEDULE 2.7 HERETO


                                       and


                        PEOPLES MUTUAL TELEPHONE COMPANY


                          dated as of December 10, 1999


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                               TABLE OF CONTENTS

      This Table of Contents is not part of this Agreement but is attached for convenience only.


ARTICLE I PURCHASE OF STOCK..................................................2

      Section 1.1   PURCHASE AND SALE........................................2
      Section 1.2   PURCHASE PRICE...........................................2
      Section 1.3   POST-CLOSING ADJUSTMENTS TO THE ADJUSTED
                    PURCHASE PRICE...........................................3
      Section 1.4   EXCLUDED ASSETS AND LIABILITIES .........................4

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLERS.....................4

      Section 2.1   CORPORATE ORGANIZATION...................................4
      Section 2.2   AUTHORIZATION............................................5
      Section 2.3   NO VIOLATION.............................................5
      Section 2.4   SUBSIDIARIES AND INVESTMENTS.............................5
      Section 2.5   STOCK RECORD BOOK........................................6
      Section 2.6   CORPORATE BOOKS..........................................6
      Section 2.7   TITLE TO STOCK...........................................6
      Section 2.8   OPTIONS AND RIGHTS.......................................7
      Section 2.9   FINANCIAL STATEMENTS.....................................7
      Section 2.10  EMPLOYEES................................................8
      Section 2.11  ABSENCE OF CERTAIN CHANGES...............................9
      Section 2.12  CONTRACTS...............................................10
            (a)   GENERALLY.................................................10
            (b)   COMPLIANCE................................................11
      Section 2.13  TRUE AND COMPLETE COPIES................................11
      Section 2.14  TITLE AND RELATED MATTERS...............................12
            (a)   OWNED PROPERTY, LIENS.....................................12
            (b)   LEASED PROPERTY...........................................12
            (c)   REGULATORY/ZONING COMPLIANCE..............................12
            (d)   UTILITIES.................................................13
            (e)   CONDITION.................................................13
      Section 2.15  LITIGATION..............................................13
      Section 2.16  TAX MATTERS.............................................13
            (a)   GENERALLY.................................................13
            (b)   GOOD FAITH................................................14
            (c)   CLAIMS....................................................14
            (d)   COURSE OF BUSINESS........................................15
            (e)   WITHHOLDINGS..............................................15
            (f)   PARTNERSHIPS..............................................15
            (g)   ACCOUNTING METHOD ADJUSTMENTS.............................15

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            (h)   TAX EXEMPTIONS............................................15
            (i)   TAX RETURN REVIEWS........................................15
            (j)   POWER OF ATTORNEY.........................................15
            (k)   TRUE AND COMPLETE COPIES..................................15
      Section 2.17  BANK AND BROKERAGE ACCOUNTS.............................15
      Section 2.18  COMPLIANCE WITH APPLICABLE LAWS, REGULATIONS
                    AND ORDERS..............................................16
      Section 2.19  EMPLOYEE BENEFIT PLANS..................................16
      Section 2.20  INTELLECTUAL PROPERTY...................................19
      Section 2.21  ENVIRONMENTAL MATTERS...................................20
            (a)   GENERALLY.................................................20
            (b)   PROPERTY..................................................20
            (c)   TRANSPORTATION............................................20
            (d)   NOTIFICATION OF RELEASE...................................21
            (e)   LIENS.....................................................21
            (f)   SITE ASSESSMENTS..........................................21
      Section 2.22  CAPITAL EXPENDITURES AND INVESTMENTS....................21
      Section 2.23  DEALINGS WITH AFFILIATES................................21
      Section 2.24  INSURANCE...............................................22
      Section 2.25  COMMISSIONS.............................................22
      Section 2.26  PERMITS AND REPORTS.....................................22
      Section 2.27  ABSENCE OF UNDISCLOSED LIABILITIES......................23
      Section 2.28  YEAR 2000 COMPLIANCE....................................24
      Section 2.29  DISCLOSURE..............................................24

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................24

      Section 3.1   CORPORATE ORGANIZATION..................................24
      Section 3.2   AUTHORIZATION...........................................25
      Section 3.3   NO VIOLATION............................................25
      Section 3.4   INVESTMENT INTENT.......................................25

ARTICLE IV COVENANTS OF THE SELLERS AND THE COMPANY.........................26

      Section 4.1   REGULAR COURSE OF BUSINESS..............................26
            (a)   GENERALLY.................................................26
            (b)   COMPENSATION..............................................26
            (c)   INSURANCE.................................................26
            (d)   CLAIMS....................................................26
            (e)   SUPPLEMENT................................................26
      Section 4.2   AMENDMENTS..............................................26
      Section 4.3   CAPITAL CHANGES.........................................27
      Section 4.4   DIVIDENDS...............................................27
      Section 4.5   CAPITAL EXPENDITURES; TRANSACTIONS WITH AFFILIATES......27
      Section 4.6   BORROWING...............................................27
      Section 4.7   PROPERTY................................................27

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      Section 4.8   OTHER COMMITMENTS.......................................27
      Section 4.9   INTERIM FINANCIAL INFORMATION, INVESTMENT K-1s..........27
      Section 4.10  CONSENTS AND AUTHORIZATIONS.............................28
      Section 4.11  ACCESS..................................................28
      Section 4.12  NOTICE OF TRANSFER......................................28
      Section 4.13  PAYMENT OF STAMP TAX....................................28
      Section 4.14  DISCLOSURE..............................................28
      Section 4.15  COOPERATION WITH PURCHASER..............................29

ARTICLE V COVENANTS OF THE PURCHASER........................................29

      Section 5.1   CONSENTS AND AUTHORIZATIONS.............................29
      Section 5.2   EMPLOYESS ..............................................29

ARTICLE VI OTHER AGREEMENTS.................................................29

      Section 6.1   AGREEMENT TO DEFEND.....................................29
      Section 6.2   FURTHER ASSURANCES......................................30
      Section 6.3   CONSENTS................................................30
      Section 6.4   NO SOLICITATION OR NEGOTIATION..........................30
      Section 6.5   NO TERMINATION OF THE OBLIGATIONS BY SUBSEQUENT
                    DISSOLUTION.............................................30
      Section 6.6   PUBLIC ANNOUNCEMENTS....................................31
      Section 6.7   RECORDS AND INFORMATION.................................31
            (a)   RETENTION OF RECORDS......................................31
            (b)   ACCESS TO INFORMATION.....................................31
            (c)   DELIVERY OF CORPORATE RECORDS.............................32
            (d)   WITNESSES.................................................32
      Section 6.8   INSURANCE POLICIES AND CLAIMS ADMINISTRATION............32
            (a)   INSURANCE COVERAGE PRIOR TO THE CLOSING DATE..............32
            (b)   INSURANCE COVERAGE AFTER THE CLOSING DATE.................33
      Section 6.9   OTHER TAX MATTERS.......................................33
            (a)   TAX RETURNS...............................................33
            (b)   INFORMATION...............................................34

ARTICLE VII CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER..................34

      Section 7.1   REPRESENTATIONS AND WARRANTIES..........................34
      Section 7.2   CONSENTS AND APPROVALS..................................34
      Section 7.3   NO MATERIAL ADVERSE CHANGE..............................35
      Section 7.4   NO PROCEEDING OR LITIGATION.............................35
      Section 7.5   OFFICER'S CERTIFICATE...................................35
      Section 7.6   CERTIFICATES OF GOOD STANDING...........................35

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      Section 7.7   OPINION OF SELLERS' COUNSEL. ...........................35
      Section 7.8   CONTINUATION OF E. FITZGERALD, III EMPLOYMENT
                    AGREEMENT...............................................36
      Section 7.9   NONCOMPETITION AGREEMENT................................36
      Section 7.10  A. BROWN EMPLOYMENT AGREEMENT...........................36
      Section 7.11  RESIGNATIONS............................................36
      Section 7.12  OTHER DOCUMENTS.........................................36
      Section 7.13  LIENS...................................................36
      Section 7.14  DELIVERY OF MINUTE BOOKS................................36
      Section 7.15  DELIVERY OF FINANCIAL STATEMENTS........................36
      Section 7.16  AMENDMENT TO LEASE AGREEMENTS...........................37
      Section 7.17  RENEWAL OF FRANCHISES...................................37
      Section 7.18  COMPLETION OF NATAL PROJECT.............................37
      Section 7.19  COMPLETION OF ENVIRONMENTAL ACTIONS.....................37

ARTICLE VIII CONDITIONS TO THE OBLIGATIONS OF THE SELLERS...................37

      Section 8.1   REPRESENTATIONS AND WARRANTIES..........................37
      Section 8.2   CONSENTS AND APPROVALS..................................38
      Section 8.3   NO PROCEEDING OR LITIGATION.............................38
      Section 8.4   SECRETARY'S CERTIFICATE.................................38
      Section 8.5   OPINION OF PURCHASER'S COUNSEL..........................38
      Section 8.6   RESTATED EMPLOYMENT AGREEMENT...........................38
      Section 8.7   NONCOMPETITION AGREEMENT................................38
      Section 8.8   A. BROWN EMPLOYMENT AGREEMENT...........................38
      Section 8.9   AMENDMENT TO LEASE AGREEMENTS...........................38

ARTICLE IX CLOSING..........................................................38

      Section 9.1   CLOSING.................................................38
      Section 9.2   CLOSING DATE PAYMENT AND RECEIPT OF SHARES..............39

ARTICLE X TERMINATION AND ABANDONMENT.......................................39

      Section 10.1  METHODS OF TERMINATION..................................39
            (a)   MUTUAL CONSENT............................................39
            (b)   SELLERS' FAILURE TO PERFORM...............................39
            (c)   PURCHASER'S FAILURE TO PERFORM............................40
            (d)   FAILURE TO CLOSE BY MARCH 31, 2000........................40
            (e)   MATERIAL ADVERSE CHANGE...................................40
            (f)   REMEDIES..................................................40
      Section 10.2  PROCEDURE UPON TERMINATION..............................40
            (a)   RETURN OF RECORDS.........................................40
            (b)   CONFIDENTIALITY...........................................41

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ARTICLE XI SURVIVAL OF TERMS; INDEMNIFICATION...............................41

      Section 11.1  SURVIVAL; LIMITATIONS...................................41
      Section 11.2  INDEMNIFICATION BY THE SELLERS..........................41
            (a)   MISREPRESENTATION OR BREACH...............................42
            (b)   TAXES.....................................................42
            (c)   OTHER CLAIMS..............................................42
            (d)   RELATED EXPENSES..........................................42
      Section 11.3  INDEMNIFICATION BY THE PURCHASER........................42
            (a)   MISREPRESENTATION OR BREACH...............................42
            (b)   TAXES.....................................................42
            (c)   OTHER CLAIMS..............................................43
            (d)   RELATED EXPENSES..........................................43
      Section 11.4  THIRD PARTY CLAIMS......................................43
            (a)   GENERALLY.................................................43
            (b)   COUNSEL...................................................44
      Section 11.5  OTHER CLAIMS............................................44
      Section 11.6  CONTINUED LIABILITY FOR INDEMNITY CLAIMS................46
      Section 11.7  BASKET AMOUNT...........................................46
            (a)   INDEMNIFICATION BY THE SELLERS ...........................46
            (b)   INDEMNIFICATION BY THE PURCHASER .........................46
            (c)   AGGREGATION ..............................................46
      Section 11.8  RIGHT OF OFFSET ........................................46
      Section 11.9  ESCROW OF LIQUID ASSETS ................................47

ARTICLE XII GENERAL PROVISIONS..............................................48

      Section 12.1  AMENDMENT AND MODIFICATION..............................48
      Section 12.2  WAIVER..................................................48
      Section 12.3  CERTAIN DEFINITIONS.....................................48
      Section 12.4  NOTICES.................................................53
      Section 12.5  ASSIGNMENT..............................................54
      Section 12.6  GOVERNING LAW...........................................54
      Section 12.7  COUNTERPARTS............................................54
      Section 12.8  HEADINGS................................................54
      Section 12.9  ENTIRE AGREEMENT........................................54
      Section 12.10 NO BENEFIT..............................................55
      Section 12.11 DELAYS OR OMISSIONS.....................................55
      Section 12.12 SEVERABILITY............................................55
      Section 12.13 EXPENSES................................................55
      Section 12.14 TIME OF THE ESSENCE.....................................55
      Section 12.15 INJUNCTIVE RELIEF.......................................56


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                                    SCHEDULES

  1.4       Excluded Assets and Liabilities
  2.3       No Violations
  2.4       Subsidiaries and Investments
  2.5       Capital Stock
  2.6       Corporate Books
  2.7       List of Shareholders/No Liens on Shares
  2.10      Employees
  2.11      Certain Changes
  2.12      Contracts
  2.14(a)   Owned Property, Liens
  2.14(b)   Leased Property
  2.14(c)   Regulatory/Zoning Compliance
  2.14(e)   Condition
  2.15      Litigation
  2.16      Tax Matters
  2.17      Bank and Brokerage Accounts
  2.19      Employee Benefit Plans
  2.20      Intellectual Property
  2.21      Environmental Matters
  2.22      Capital Expenditures and Investments
  2.23      Dealings with Affiliates
  2.24      Insurance
  2.25      Brokerage Commission
  2.26      Permits
  2.27      Absence of Undisclosed Liabilities/Corporate Debt
  3.3       Consents and Authorizations of Purchaser
  4.9       Interim Financial Information
  4.14      Article IV Disclosure Statement




EXHIBITS

   7.7      Opinion of Sellers' Counsel
   7.8      Restated Employment Agreement
   7.9      Noncompetition Agreement
   7.10     A. Brown Employment Agreement
   8.5      Opinion of Purchaser's Counsel
  11.9      Escrow Agreement


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                                    AGREEMENT



      THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of the 10th day of December, 1999, among MJD VENTURES, INC., a Delaware corporation (the "PURCHASER"), E. B. FITZGERALD, III, a Virginia resident ("E. FITZGERALD, III"), E. B. FITZGERALD, IV, a Virginia resident ("E. FITZGERALD, IV"), ANN F. BROWN, a Virginia resident ("A. BROWN"), those other shareholders listed on
Schedule 2.7 hereto (collectively, the "REMAINING SHAREHOLDERS") (such Remaining Shareholders, together with E. Fitzgerald, III, E. Fitzgerald, IV and A. Brown referred to individually hereinafter as a "SELLER" and collectively as the "SELLERS", with the term "Sellers" including any and all of such Remaining Shareholders, E. Fitzgerald, III, E. Fitzgerald, IV and A. Brown), and PEOPLES MUTUAL TELEPHONE COMPANY, a Virginia corporation ("PEOPLES" or the "COMPANY").

                                    RECITALS

      WHEREAS, E. Fitzgerald, III owns 24 shares of $25.00 par value common stock of the Company, E. Fitzgerald, IV owns 3,463 shares of $25.00 par value common stock of the Company, A. Brown owns 3,296 shares of $25.00 par value common stock of the Company, and the Remaining Shareholders collectively own 3,049 shares of $25.00 par value common stock of the Company, such combined 9,832 shares constituting all of the issued and outstanding shares of capital stock of the Company (the "PEOPLES TELEPHONE CAPITAL STOCK");

      WHEREAS, Peoples owns one (1) share of no par common stock of Peoples Mutual Services Company, a Virginia corporation ("PEOPLES SERVICES"), constituting all of the issued and outstanding shares of capital stock of Peoples Services (the "PEOPLES SERVICES CAPITAL STOCK")(any and all shares, options, warrants, rights and interests, legal or equitable, in or with respect to the Peoples Telephone Capital Stock and/or the Peoples Services Capital Stock hereinafter referred to collectively as the "SHARES").

      WHEREAS, Peoples is an operating telephone company that provides wireline telecommunications services in four (4) exchanges in the State of Virginia (Gretna, Hurt, Renan and Sandy Level), serving the communities of Gretna, Brights, Pittsville, Zion, Hurt, Motley, Grit, Renan, Sandy Level and Lakeside, with approximately 7,794 access lines (the "EXCHANGE"); and Peoples operates as a reseller for a local internet service provider, currently providing service to approximately 600 subscribers (collectively, the businesses of Peoples, Peoples Services and all of Peoples' other subsidiaries, if any, are hereinafter referred to as the "COMMUNICATIONS BUSINESS", the "BUSINESS" or the "BUSINESS");

      WHEREAS, the Sellers desire to sell, and the Purchaser desires to purchase, on the terms and subject to the conditions set forth in this Agreement, the Shares.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

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                            I. PURCHASE OF STOCK

      1.1. PURCHASE AND SALE. At the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Sellers agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers, the Shares.

      1.2. PURCHASE PRICE.


           (a) The Purchaser shall purchase the Shares of Peoples Telephone Capital Stock from the Sellers, at a price per share of Peoples Telephone Capital Stock (the "PRICE PER SHARE") equal to the Adjusted Purchase Price (as defined below) divided by 9,832 (being the number of shares of Peoples Telephone Capital Stock issued and outstanding as of the Closing Date). The Adjusted Purchase Price shall be the sum of Thirty-Five Million and No/100 Dollars ($35,000,000) minus the Company's Total Long Term Debt as of the Closing Date, (such sum being the "BASE PURCHASE PRICE"), plus or minus "NET WORKING CAPITAL" as defined in accordance with Section 1.2(b) below, and plus the "SECURITIES VALUE" as defined in accordance with Section 1.2(c) below. The Adjusted Purchase Price shall be payable in accordance with this Article I, subject to the provisions of
                 Section 9.2 hereof.

           (b) The Base Purchase Price shall be adjusted by adding to it or subtracting from it, as the case may be, the Net Working Capital on the Closing Date. For the purposes hereof, Net Working Capital shall be defined as the Company's current assets minus current liabilities, computed in accordance with GAAP, consistently applied (on a consolidated basis). To the extent the Company's current assets exceed the Company's current liabilities on the Closing Date, the Base Purchase Price shall be increased, dollar for dollar. To the extent the Company's current liabilities exceed the Company's current assets on the Closing Date, the Base Purchase Price shall be decreased, dollar for dollar. The Net Working Capital of the Company shall be based on an estimated closing balance sheet of the Company, which shall be delivered to the Purchaser at least ten (10) days prior to the Closing Date, prepared in good faith by Johnson and Dooley, Certified Public Accountants, LLP, subject to the Purchaser's review and approval thereof, which shall not be unreasonably withheld.

           (c) The Base Purchase Price shall additionally be adjusted by adding to it the "Securities Value," determined as follows:


                  (i) The value of all shares of capital stock of Illuminet
            Holdings, Inc. ("ILLUMINET")(NASDAQ Symbol "ILUM") owned by the Company as of the Closing Date shall be determined by multiplying the total number of such shares by the average closing price of a share of Illuminet capital stock on the NASDAQ National Market for the twenty (20) day period ending ten (10) days prior to the Closing Date; and

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                  (ii) The value of all shares of Class A Common Stock of
            Trigon Healthcare, Inc. ("TRIGON")(NYSE Symbol "TGH") owned by the Company as of the Closing Date shall be determined by multiplying the total number of such shares by the average closing price of a share of Trigon Class A Common Stock on the New York Stock Exchange for the twenty (20) day period ending ten
            (10) days prior to the Closing Date.

           (d) The sum of the Base Purchase Price, plus or minus the Net Working Capital, plus the Securities Value, all as determined above, shall be referred to herein as the "ADJUSTED PURCHASE PRICE."

     1.3. POST-CLOSING ADJUSTMENTS TO THE ADJUSTED PURCHASE PRICE. The Adjusted Purchase Price payable by the Purchaser to the Sellers on the Closing Date pursuant to Sections 1.2 and 9.2 hereof may be adjusted as follows. Within ninety (90) days after the Closing Date, the Purchaser shall prepare and submit to the Sellers a Closing balance sheet for the Company as of the close of business on the Closing Date (the "CLOSING BALANCE SHEET"), which shall be prepared in accordance with GAAP and consistent with the Company's past practices, and mutually acceptable to the Sellers and the Purchaser and their respective independent public accountants. Upon the Sellers' and the Purchaser's mutual agreement as to the form and content of the Closing Balance Sheet, the amount of the Adjusted Purchase Price shall be increased or decreased, as the case may be, by the difference, if any, between the Net Working Capital and the Total Long Term Debt determined in good faith as of the Closing Date and the Net Working Capital and the Total Long Term Debt as such is determined based on the Closing Balance Sheet. If, as a result of the foregoing post-closing adjustment, the Adjusted Purchase Price is increased, the Purchaser shall pay the Sellers, in accordance with their percentage interests shown on Schedule 2.5 hereto relative to all Sellers (the "PERCENTAGE INTERESTS"), the amount of such increase by wire transfer of same-day funds within ten (10) business days of the date on which the parties agree on the Closing Balance Sheet. If as a result of the post-closing adjustment, the Adjusted Purchase Price is decreased, the Sellers shall refund to the Purchaser, in accordance with their Percentage Interests, the amount of such decrease by wire transfer of same-day funds within ten (10) business days of the date on which the parties agree on the Closing Balance Sheet.


     1.4. EXCLUDED ASSETS AND LIABILITIES. Notwithstanding that this Agreement relates to the purchase of capital stock from the Sellers by the Purchaser, which results in the Company retaining any and all of its assets and liabilities, it is understood and agreed that the Sellers shall remove from the Company's premises prior to Closing and/or, as appropriate, remove from the Company's books and records, only those particular assets set forth on Schedule
1.4 hereto (the "EXCLUDED ASSETS"). Further, the Sellers shall assume any and all liabilities set forth on Schedule 1.4 hereto (the "EXCLUDED LIABILITIES"). The Purchaser agrees that it shall cause the Company to execute, and the Sellers agree to execute, any and all such bills of sale, deeds, assignments and/or agreements as may be necessary to transfer title to the Excluded Assets to the Sellers and to assign and/or transfer the Excluded Liabilities to the Sellers. The parties hereto further agree that no other assets of the Company, whether tangible or intangible, shall have been or shall be removed from the Company's premises or from the Company's books and records except in the ordinary course of the Company's Business as provided herein from and after December 31, 1998 through the Closing Date.

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                II. REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      The Sellers hereby represent and warrant to the Purchaser as follows (to the extent a representation is modified by a knowledge requirement, it shall speak to the knowledge of any or all of the Sellers and the Company), with respect to each of Peoples, Peoples Services and all subsidiaries and affiliates thereof even though such representation and/or warranty shall use only the word Company (in other words, if any representation or warranty or covenant or agreement would be untrue as to any of Peoples, Peoples Services or any of their subsidiaries or Affiliates then the Sellers must so disclose any such untruth):


     2.1. CORPORATE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing with perpetual duration under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted. Each Seller is a resident of the state set forth with respect to such Seller on Schedule 2.7 hereto. There are no Shareholder Agreements in place among any of the Sellers. The Company is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby requires it to be so qualified. True, complete and correct copies of the Company's charter and bylaws (and all amendments thereto) as presently in effect have been delivered to the Purchaser.


     2.2. AUTHORIZATION. The Sellers and the Company each have full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors (and as appropriate, the shareholders) of the Company has duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of each of the Sellers and the Company enforceable against each such party in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally. The Sellers will, at the Closing, have full power and authority to deliver the Shares and the certificates evidencing the Shares to the Purchaser free and clear of all Liens as provided for herein.


     2.3. NO VIOLATION. Except as set forth on Schedule 2.3, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each of the Sellers and the Company does not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Company or its capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any Person pursuant to (i) the charter or bylaws of the Company, (ii) any applicable Regulation (including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976), (iii) any Order to which either the Sellers or the Company or any of their properties are subject, or (iv) any Contract to which the Sellers or the Company or any of their properties are subject. The Sellers and the Company have complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.


     2.4. SUBSIDIARIES AND INVESTMENTS. Except as set forth on Schedule 2.4, the Company has no subsidiaries or investments in any Person. Attached as set forth on Schedule 2.4 is a true and complete corporate organizational chart for the Company. Except as set forth on Schedule 2.4, the transactions contemplated by this Agreement will not conflict with or result in a breach of the terms, conditions or provisions of any agreement to which the Company is a party with respect to any such subsidiaries or investments, nor shall the transactions contemplated by this Agreement trigger any purchase, put, call or right of first refusal rights in any Person, nor shall the transactions contemplated by this Agreement result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice to any Person. Any such investments constitute an asset of the Company and the Company is the only Person with any rights thereto. Except as set forth on Schedule 2.4, the Company does not owe any indebtedness to or on account of any of such subsidiaries or investments, nor has the Company guaranteed any indebtedness on behalf of, or have any other contingent obligations with respect to, any such subsidiaries or investments, and the Company has not pledged any such subsidiaries or investments or any other of its assets in connection with any obligations relating to any such investment or subsidiary. The Company is not a general partner in any of its investments, nor is any employee of the Company an officer or director of any such investment entity. Except as set forth on Schedule 2.4 hereto, the Company is not a party to any Partnership, Operating, Shareholders' or Stockholders' Agreements with respect to any of the entities discussed on
Schedule 2.4 hereto. Also set forth on Schedule 2.4 hereto is a listing of all dividends and/or distributions made with respect to any such subsidiaries and/or investments since July 31, 1996.


    2.5. STOCK RECORD BOOK. The stock record book of the Company is complete and correct in all material respects. No shares of capital stock of the Company are currently reserved for issuance for any purpose or upon the occurrence of any event or condition. The Shares constitute all of the outstanding capital stock of the Company and the Sellers own all of the outstanding capital stock of the Company. Peoples is the true and lawful owner of all of the outstanding capital stock of Peoples Services. Schedule 2.5 sets forth the total number of authorized and issued shares of capital stock for each of Peoples and Peoples Services.


    2.6. CORPORATE BOOKS. The corporate minute books of the Company and of each of its subsidiaries are complete and correct in all material respects and contain signed minutes of all of the proceedings of the shareholders and directors of the Company and of each of its subsidiaries since incorporation. A true and complete list of the directors and officers of the Company and of each of its subsidiaries as of the date hereof is set forth on Schedule 2.6.


    2.7. TITLE TO STOCK. The Shares are owned of record by those shareholders and only such shareholders in such amounts as are set forth on Schedule 2.7 hereto. No shares of preferred stock or other class of capital stock are authorized, issued or outstanding with respect to the Company or any of its subsidiaries. The Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Shares were issued pursuant to applicable exemptions from registration under Federal securities laws and the securities laws of the State of Virginia, are owned by the Sellers and will be sold pursuant hereto free and clear of all Liens. Upon payment of the Adjusted Purchase Price to the Sellers in accordance with this Agreement, the Sellers will convey to the Purchaser good and marketable title to the Shares, free and clear of all Liens whatsoever. The assignments, endorsements, stock powers and other instruments of transfer delivered by the Sellers to the Purchaser at the Closing will be sufficient to transfer the Sellers' entire interest, and all of the interests, legal and beneficial, of Sellers and of all other Persons, in and to the Shares and thereby in the Peoples Services Capital Stock and in the capital stock of each other subsidiary of the Company. No dividends or other distributions are owed by the Company in connection with any of the Shares and, except as specifically set forth on the Financial Statements or on Schedule 2.7 hereto, none have been made to any shareholder of the Company or to any of the Sellers since at least December 31, 1996.


     2.8. OPTIONS AND RIGHTS. There are no outstanding subscriptions, options, warrants, rights, puts, calls or other Contracts by which the Company is bound to issue or to repurchase or otherwise acquire shares of its capital stock, or pursuant to which any Person has a right to purchase or to acquire, through conversion or otherwise, shares of the Company's capital stock.


    2.9. FINANCIAL STATEMENTS. The Sellers have delivered to the Purchaser correct and complete copies of (i) the audited consolidated balance sheets of the Company as of December 31, 1997 and December 31, 1998 and the related statements of income, cash flow and retained earnings for the fiscal year reporting periods then ended, together with all notes and schedules thereto (the "FINANCIAL STATEMENTS") and (ii) the unaudited balance sheet of the Company as of the period ending July 31, 1999 and the related statement of income for such period then ended (the foregoing unaudited statements, with all monthly unaudited statements delivered hereafter, the "UNAUDITED FINANCIAL STATEMENTS"). The Financial Statements have been audited without qualification by Johnson and Dooley, Certified Public Accountants, LLP, independent auditors for the Company. The Financial Statements and the Unaudited Financial Statements (a) have been prepared in accordance with the books and records of the Company and (b) fairly present the financial condition and results of operations and cash flows of the Company as of, and for the respective periods ended on, such dates, all in conformity with GAAP consistently applied, except, with respect to the Unaudited Financial Statements, for adjustments and notes that would result from an audit. Since December 31, 1998 and except as fully set forth in the Financial Statements and the Unaudited Financial Statements, the Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into or any action or inaction or state of facts existing, with respect to, or based upon transactions or events heretofore occurring. On or before March 1, 2000, the Sellers shall deliver to the Purchaser correct and complete copies of the audited consolidated balance sheets of the Company as of December 31, 1999, and the related statements of income, cash flow and retained earnings for the fiscal year reporting period then ended, together with all notes and schedules thereto, at which time such balance sheet and statements shall thereafter be included within the definition of "Financial Statements" for all purposes hereunder.


    2.10. EMPLOYEES.


           (a) Schedule 2.10 sets forth a list of all of the Company's employees, officers, directors, consultants and independent contractors, together with a description of any Contract regarding the terms of service and the rate and basis for total compensation of such persons.

           (b) Except as set forth on Schedule 2.10 hereto, the Company has paid or made provision for the payment of all salaries and accrued wages, accrued vacation and sick leave, and any other form of accrued, but unpaid, compensation, and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees. No amounts have been accrued on the Company's books for vacation or sick leave in excess of the current year's obligations and no such obligations exist. No contracts or provisions exist that would obligate the Company to pay any severance compensation to any employee should his or her employment with the Company be terminated for any reason from and after the date hereof. No contracts or provisions exist that would obligate the Company to pay any amounts to any Person upon the change of control of the Company.

           (c) Except as set forth on Schedule 2.10 hereto, the Company is not a party to any a. outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for payment of any bonus or commission or severance compensation, (ii) agreement, policy or practice that requires it to pay termination or severance pay to salaried, exempt, non-exempt or hourly employees, (iii) collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor does the Sellers or the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has furnished to the Purchaser complete and correct copies of all such agreements, if any ("EMPLOYMENT AND LABOR AGREEMENTS"). The Company has not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement.

           (d) Except as set forth on Schedule 2.10 hereto, a. there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"), (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Sellers' or Company's knowledge, threatened, against or affecting the Company, and the Company has not experienced any strike, material slowdown or material work stoppage, lockout or other collective labor action by or with respect to employees of the Company, (iii) there are no charges with respect to or relating to the Company pending before the Equal Employment Opportunity Commission, the Department of Labor or any state, local or foreign agency responsible for the prevention of unlawful employment practices, and (iv) the Company has not received formal notice from any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company and, to the knowledge of the Sellers and Company, no such investigation is in progress.

    2.11. ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 2.11, since December 31, 1998, there has been no (a) Material Adverse Change in the business, properties, financial statements, business prospects, condition (financial or otherwise) or results of operations of the Company, (b) theft, damage, destruction, removal or loss of assets or properties, whether covered by insurance or not, having a Material Adverse Effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, (c) declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Shares, or any redemption of the Shares, (d) increase in the compensation payable to or to become payable by the Company to its employees, officers, directors, consultants or independent contractors except in the ordinary course of business, (e) entry by the Company into any Contract not in the ordinary course of business, including, without limitation, any borrowing or capital expenditure, (f) change in accounting methods or principles used by the Company, except for any such change which is necessitated by a change in GAAP, or required by the FCC, VSCC or RTB (which such changes shall be set forth on Schedule 2.11 hereto), (g) operation of the Company's business other than in the ordinary course, (h) sale, assignment or transfer of any assets or properties of the Company except in the ordinary course of business, (i) amendment or termination of any of the Company's Permits or Contracts, (j) waiver or release of any material right or claim of the Company, (k) labor dispute or union activity which affects the operation of the Company, and (l) agreement by either the Sellers or the Company to take any of the actions described in the preceding clauses (a) through (k), except as contemplated by this Agreement.

    2.12. CONTRACTS.


            (a)  Generally.


            Except as listed on Schedule 2.12, the Company is not a party to any Contract relating to:

                  (i) Bonus, pension, profit sharing, retirement, stock option, employee stock purchase or other plans providing for deferred compensation.


                 (ii) Collective bargaining agreements or any other Contract with any labor union.

                (iii) Hospitalization or medical insurance or other welfare benefit plans or practices.

                 (iv) Loans to its employees, officers, directors, shareholders or Affiliates.


                  (v) The borrowing or loaning of money to or from any Person or the mortgaging, pledging or otherwise placing a Lien on any asset of the Company, including, but not limited to, any Contract with respect to the Company's indebtedness.

                (vi)   A guarantee of any obligation.

               (vii) The ownership, lease (whether as lessee or lessor) or operation of any property, real or personal.

              (viii)   Intangible property (including Proprietary Rights).

                (ix) Warranties with respect to its services rendered or its products sold or leased.

                 (x) Registration or preemptive rights with respect to any securities.

                (xi) Prohibitions preventing it from freely engaging in any business.

               (xii) The purchase, acquisition, disposition or supply of inventory and/or other property and assets.

              (xiii) Employees, independent contractors, consultants, or other agents.

               (xiv)   Sales, commissions, advertising or marketing.

                (xv)   Unconditional purchase or payment obligations.

               (xvi) Agreements between the Sellers and customers of the Business.

              (xvii) Agreements pertaining to the providing of internet access or service by the Company.

             (xviii) Leases, licenses, easements, rights of way, pole attachment agreements, license agreements for joint use of poles and other agreements regarding property rights to earth stations, utility poles, real property, fixtures and other similar items used in the operation of the Business.

               (xix)   The grant or franchise of telephone franchise rights.

                (xx) Any investment or subsidiary of the Company, including, but not limited to, those shown on Schedule 2.4 hereto.

               (xxi) Any other Contract not of the type covered by any of the foregoing items of this Section 2.12(a) requiring total payments by the Company in excess of ten thousand dollars ($10,000).

           (b) Compliance.


            The Company has performed all material obligations required to be performed by it, and is not in receipt of any claim of default or breach or notice of audit, under any Contract to which it is subject (including, without limitation, those required to be disclosed on Schedule 2.12). Except as disclosed on Schedule 2.12, no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of non-compliance by the Company under any Contract to which it is subject. Except as disclosed on Schedule 2.12, the Company has no present expectation or intention of not fully performing all of its obligations under any Contract to which it is subject and has no knowledge of any breach or anticipated breach by any other party to any Contract to which it is subject.

      2.13 TRUE AND COMPLETE COPIES. The Sellers and the Company have delivered to the Purchaser true and complete copies of all Contracts and documents listed in the Schedules to this Agreement, as well as of all minute books and stock books of the Company and of each of its subsidiaries. Such minute books and stock books are current and contain the true and complete records kept of such companies.

      2.14  TITLE AND RELATED MATTERS.

           (a)    Owned Property, Liens.

            Set forth on Schedule 2.14(a) is a description of all real and personal property owned or used by the Company. The Company has valid and marketable title to all such property, free and clear of all Liens, except Permitted Liens. All properties used in the Company's business operations as of July 31, 1999 are reflected in the Unaudited Financial Statements in accordance with and to the extent required by GAAP and, as of the date hereof, are fully set forth on Schedule 2.14(a) hereto. Sellers and the Company have delivered, with respect to any real property owned by the Company, true and complete copies of all deeds, title policies, environmental assessments, surveys, and other title documents relating to such real property. Further, the Company has valid, good and marketable title to each of its investments set forth on Schedule 2.4 hereto, free and clear of all Liens, except as set forth on Schedule 2.14(a) hereto.

           (b)    Leased Property.

            Set forth on Schedule 2.14(b) is a description of all real and personal property leased by the Company. Except as otherwise set forth on
Schedule 2.14(b), the Company's leases are in full force and effect and are valid and enforceable in accordance with their respective terms. There exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by the Company or any other Person under any such lease, and neither the Sellers nor the Company have received notice of such default or event. All rent and other amounts due and payable with respect to each of the Company's leases have been paid through the date of this Agreement. Except as set forth on Schedule 2.14(b), neither the Sellers nor the Company have received notice that the landlord with respect to any real property or personal property lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or current market rates. The Sellers have delivered to the Purchaser, with respect to any leased real or personal property, true and complete copies of all such leases and all amendments, supplements thereto or memoranda thereof.

           (c)    Regulatory/Zoning Compliance.

            Except as set forth on Schedule 2.14(c), the real property owned or leased by the Company and the buildings, structures and improvements included within such real property (collectively, the "IMPROVEMENTS") comply with all material applicable restrictions, building ordinances and zoning ordinances and all Regulations of the applicable health and fire departments. No alteration, repair, improvement or other work which could give rise to a Lien has been performed with respect to such Improvements within the last one hundred twenty-nine (129) days. The Company's owned or leased real property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a nonconforming use under any Regulation or Order affecting such real property, and the continued existence, use, occupancy and operation of such Improvements is not dependent on any special permit, exception, approval or variance. There is no pending or, to the Sellers' or Company's knowledge, threatened or proposed action or proceeding by any Authority to modify the zoning classification of, to condemn or take by the power of eminent domain (or to purchase in lieu thereof), to classify as a landmark, to impose special assessments on or otherwise to take or restrict in any way the right to use, develop or alter all or any part of the Company's owned or leased real property.

           (d)    Utilities.

            The real property owned or leased by the Company has access, sufficient for the conduct of the Company's Business as presently conducted and proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities used in the operation of the Company's Business as presently conducted. Access to all such public roads and utilities will be available after the Closing Date in the same manner and to the same extent as at the Closing Date.

           (e)    Condition.

            Except as set forth on Schedule 2.14(e), since December 31, 1998, the Company has not sold, transferred, leased, distributed or disposed of any of its assets or properties, except for (i) transactions in the ordinary and regular course of business, or (ii) as otherwise consented to in writing by the Purchaser. The Company owns, or has all rights necessary to use, all properties and assets necessary for the conduct of its business as presently conducted. The assets and properties owned, leased or used by the Company in the conduct of the Business are in good condition (reasonable wear and tear excepted), are suitable for their respective uses, and comply with all applicable Regulations. Further such assets and properties constitute all of the assets and properties necessary for the Company to conduct its Business as now conducted.

      2.15 LITIGATION. Except as set forth on Schedule 2.15, there is (a) no Claim pending or, to the Sellers' knowledge, threatened against the Company,
(b) no Claim by the Company pending or threatened against any Person, (c) no outstanding Order relating to the Company, and (d) no Claim by any Person relating to the Shares.

      2.16 TAX MATTERS.

           (a)    Generally.

            Except as set forth on Schedule 2.16, Peoples, Peoples Services and all their subsidiaries have timely filed all Federal, state, local and foreign tax reports, returns, information returns and any other documents required to be filed by each (collectively, "TAX RETURNS") and have duly paid all Taxes shown to be due and payable on such Tax Returns and all estimated or advance payments required by law. All Taxes for periods ending on or prior to or including the Closing Date have been or will be as of the Closing Date fully paid or reserved against on the Unaudited Financial Statements and on the books of Peoples, Peoples Services and all their subsidiaries, as appropriate, in accordance with GAAP. All Taxes which are required to be withheld or collected by Peoples, Peoples Services and all their subsidiaries have been duly withheld or collected and, to the extent required, have been paid to the proper Federal, state, local or foreign authorities or properly segregated or deposited as required by applicable Regulations. There are no Liens for Taxes upon any property or assets of Peoples, Peoples Services or any of their subsidiaries except for Liens for Taxes not yet due and payable or for Taxes being contested in a manner permitted by applicable law (all as disclosed on Schedule 2.16 hereto). Except as disclosed on Schedule 2.16, neither Peoples, Peoples Services nor any of their subsidiaries have requested an extension of time within which to file any Tax Return and none have waived the statute of limitations on the right of the IRS or any other taxing authority to assess or collect additional Taxes or to contest the information reported on any Tax Return. All Taxes owed by any affiliated group of which Peoples, Peoples Services or any of their subsidiaries has at any time been a member (whether or not shown on any Tax Return) have been paid for each taxable period during which Peoples, Peoples Services or any of their subsidiaries was a member of the affiliated group. Neither Peoples, Peoples Services nor any of their subsidiaries has any liability for the unpaid Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

           (b)    Good Faith.

            All Tax Returns described in Section 2.16(a) have been prepared in good faith and are correct and complete in all respects, and there is no basis for assessment of any addition to the Taxes shown thereon.

           (c)    Claims.

            Except as disclosed on Schedule 2.16, (i) there are no proceedings, examinations or claims currently pending by any taxing Authority in connection with any Tax Returns described in Section 2.16(a) nor with respect to the periods to which such Tax Returns relate, and (ii) there are no unresolved issues or unpaid deficiencies or outstanding or proposed assessments relating to any such proceedings, examinations, claims or Tax Returns. None of the Tax Returns described in Section 2.16(a) currently is under audit or has been audited. The items relating to the Business, properties and operations of the Company on the Tax Returns filed by the Company (including the supporting schedules filed therewith), copies of which have been supplied to the Purchaser, state accurately, in all respects, the information requested with respect to Peoples, Peoples Services and their subsidiaries, which information was derived from the books and records of the Company.

           (d)   Course of Business.

            The Company has not taken any action in anticipation of the Closing that would have the effect of deferring any liability for Taxes of Peoples, Peoples Services or any of their subsidiaries to any period (or portion thereof) ending after the Closing Date.

           (e)   Withholdings.

            All payments for withholding Taxes, unemployment insurance and other amounts required to be withheld and deposited or paid to any relevant taxing Authorities have been so withheld, deposited or paid by or on behalf of Peoples, Peoples Services and all of their subsidiaries, as appropriate.

           (f)   Partnerships.

            Except as disclosed on Schedule 2.16, the Company is not subject to any joint venture, partnership or other arrangement or Contract which is treated as a partnership for Federal income tax purposes. Any tax-sharing agreement between the Company and any other Person shall terminate as of the Closing Date and any such tax-sharing agreement is fully disclosed on Schedule 2.16 hereto.

           (g)   Accounting Method Adjustments.

            Except as disclosed on Schedule 2.16, the Company will not be required to recognize after the Closing Date any taxable income in respect of accounting method adjustments required to be made under any Regulation relating to Taxes, including without limitation, the Tax Reform Act of 1986 and the Revenue Act of 1987.

           (h)   Tax Exemptions.

            None of the assets of the Company constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the IRC, and the Company is not subject to a lease, safe harbor lease or other arrangement as a result of which the Company is treated as the owner of leased property for Federal income tax purposes.

           (i)   Tax Return Reviews.

            An accurate and complete description of the most recent review, if any, of the Tax Returns of the Company by the IRS or any other taxing Authority is set forth on Schedule 2.16.

           (j)   Power of Attorney.

            Except as set forth on Schedule 2.16 hereto, no power of attorney has been granted by the Company with respect to any matter, including, without limitation, the payment of Taxes, which is currently in force.

           (k)   True and Complete Copies.

            The Sellers and the Company have delivered to the Purchaser true and complete copies of all Tax Returns filed by the Company with respect to its 1994, 1995, 1996, 1997 and 1998 fiscal years.

      2.17 BANK AND BROKERAGE ACCOUNTS. Set forth on Schedule 2.17 hereto is a list of all of the bank and brokerage accounts maintained by the Company and the authorized signatories for each such account.

      2.18 COMPLIANCE WITH APPLICABLE LAWS, REGULATIONS AND ORDERS. The
Company has been and is presently in material compliance with all laws, ordinances, codes, rules, Regulations and Orders applicable to the conduct of its Business, including, without limitation, all Regulations relating to health, sanitation, fire, zoning, building and occupational safety.

      2.19 EMPLOYEE BENEFIT PLANS.

           (a) Set forth on Schedule 2.19 hereto is a true and complete list of:


                  (i) each employee pension benefit plan, as defined in Section
            3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by the Company or to which the Company or the Sellers are required to make contributions ("PENSION BENEFIT PLAN"); and

                (ii) each employee welfare benefit plan, as defined in Section 3(1) of ERISA, maintained by the Company or to which the Company or the Sellers are required to make contributions ("WELFARE BENEFIT PLAN").

            True and complete copies of all Pension Benefit Plans and Welfare Benefit Plans (collectively, "ERISA PLANS") have been delivered to Purchaser together with, as applicable with respect to each such ERISA Plan, trust agreements, summary plan descriptions, all IRS determination letters or applications therefor with respect to any Pension Benefit Plan intended to be qualified pursuant to Section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and valuation or actuarial reports, accountant's opinions, financial statements, IRS Form 5500s (or 5500-C or 5500-R) and summary annual reports for the last three years.

           (b)    With respect to the ERISA Plans, except as set forth on
                  Schedule 2.19:

                  (i) there is no ERISA Plan which is a "multiemployer" plan as that term is defined in Section 3(37) of ERISA ("MULTIEMPLOYER PLAN");

                 (ii) no event has occurred or (to the knowledge of the Sellers or Company) is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under Section 4975 of the Code;

                (iii) each ERISA Plan has operated since its inception in accordance with the reporting and disclosure requirements imposed under ERISA and the Code and has timely filed Form 5500 (or 5500-C or 5500-R) and predecessors thereof; and

                 (iv) no ERISA Plan is liable for any Federal, state, local or foreign Taxes.

           (c)    Each Pension Benefit Plan intended to be qualified under
                  Section 401(a) of the Code:


                  (i) has been qualified, from its inception, under Section 401(a) of the Code, and the trust established thereunder has been exempt from taxation under Section 501(a) of the Code and is currently in compliance with applicable Federal laws;

                 (ii) has been operated, since its inception, in accordance with its terms and there exists no fact which would adversely affect its qualified status; and

                (iii) is not currently under investigation, audit or review by the IRS and (to the knowledge of the Sellers or Company) no such action is contemplated or under consideration and the IRS has not asserted that any Pension Benefit Plan is not qualified under Section 401(a) of the Code or that any trust established under a Pension Benefit Plan is not exempt under Section 501(a) of the Code.

           (d) With respect to each Pension Benefit Plan which is a defined benefit plan under Section 414(j) and each defined contribution plan under Section 414(i) of the Code:


                  (i) no liability to the Pension Benefit Guaranty Corporation ("PBGC") under Sections 4062-4064 of ERISA has been incurred by the Company since the effective date of ERISA and all premiums due and owing to the PBGC have been timely paid;

                 (ii) the PBGC has not notified the Company or any Pension Benefit Plan of the commencement of proceedings under
                       Section 4042 of ERISA to terminate any such plan;

                (iii) no event has occurred since the inception of any Pension Benefit Plan or (to the knowledge of the Sellers or Company) is threatened or about to occur which would constitute a reportable event within the meaning of
                       Section 4043(b) of ERISA;

                (iv) No Pension Benefit Plan ever has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code); and


                      if any of such Pension Benefit Plans were to be terminated on the Closing Date (A) no liability under Title IV of ERISA would be incurred by the Company and (B) all benefits accrued to the day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the actuarial assumptions and method utilized by such plan for valuation purposes.

           (e) With respect to each Pension Benefit Plan, Schedule 2.19 contains a list of all Pension Benefit Plans to which ERISA has applied which have been or are being terminated, or for which a termination is contemplated, and a description of the actions taken by the PBGC and the IRS with respect thereto.


           (f) The aggregate of the amounts of contributions by the Company to be paid or accrued under Pension Benefit Plans is not expected to exceed approximately $170,000 for the 1999 fiscal year, all of which has been or will be properly accrued or reserved for on the Financial Statements and Unaudited Financial Statements. To the extent required in accordance with GAAP, the Company's Financial Statements reflect in the aggregate an accrual of all amounts of employer contributions accrued but unpaid by the Company under the ERISA Plans as of the date of the Financial Statements.

           (g) With respect to any Multiemployer Plan (1) the Company has not, since its formation, made or suffered a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 4205 of ERISA; (2) there is no withdrawal liability of the Company under any Multiemployer Plan, computed as if a "complete withdrawal" by the Company had occurred under each such Plan as of December 31, 1998; and (3) the Company has not received notice to the effect that any

                 Multiemployer Plan is either in reorganization (as defined in Section 4241 of ERISA) or insolvent (as defined in Section 4245 of ERISA).

           (h)   With respect to the Welfare Benefit Plans:

                 (i) There are no liabilities of the Company under Welfare Benefit Plans with respect to any condition which relates to a claim filed on or before the Closing Date.

                (ii)  No claims for benefits are in dispute or in litigation.

            (i) Set forth on Schedule 2.19 hereto is a true and complete list of:

                 (i) each employee stock purchase, employee stock option, employee stock ownership, deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, insurance, severance, retirement, excess benefit or other plan, trust or arrangement which is not an ERISA Plan whether written or oral, which the Company maintains or is required to make contributions to; and

                (ii) each other agreement, arrangement, commitment and understanding of any kind, whether written or oral, with any current or former employee, officer, director or consultant of the Company pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement).

           (j) True and complete copies of all of the written plans, arrangements and agreements referred to on Schedule 2.19 ("COMPENSATION COMMITMENTS") have been provided to Purchaser together with, where prepared by or for the Company, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commitment for the last three years. An accurate and complete written summary has been provided to Purchaser with respect to any Compensation Commitment which is unwritten.

           (k)   Each Compensation Commitment:


                  (i) since its inception, has been implemented in all material respects in accordance with its terms;

                 (ii) is not currently under investigation, audit or review by the IRS or any other Federal or state agency and (to the knowledge of the Sellers and Company) no such action is contemplated or under consideration;

                (iii) has no liability for any Federal, state, local or foreign Taxes;

                 (iv)  has no claims subject to dispute or litigation;

                  (v) has met all applicable requirements, if any, of the Code; and

                 (vi) has been implemented since its inception in material compliance with the reporting and disclosure requirements imposed under ERISA and the Code.

      2.20 INTELLECTUAL PROPERTY. Schedule 2.20 sets forth a complete and accurate list of the Proprietary Rights owned or used by the Company. The Company has no written documents or oral arrangements relating to the Company's ownership or use of the Proprietary Rights other than as listed on Schedule
2.20. No other Person has any rights to such Proprietary Rights, except pursuant to agreements or licenses specified on Schedule 2.20. To the Sellers' and Company's knowledge, no other Person is infringing, violating or misappropriating any such Proprietary Right. If necessary, the Company owns or holds valid licenses to use all Proprietary Rights used in the operation of its business as presently conducted and proposed to be conducted, with all such licenses being specified on Schedule 2.20.

      2.21 ENVIRONMENTAL MATTERS. The Company has obtained all
Environmental Permits required in connection with the operation of its business. The Company is and has been, and is capable of continuing to be, in compliance in all respects with (i) the terms and conditions of all such Environmental Permits and (ii) all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables of any applicable Environmental Law or Regulation, Order, code, plan, decree, judgment, injunction or demand letter issued, entered, promulgated or approved thereunder. The Company currently possesses and maintains such Environmental Permits in its name, and no amendments or modifications to such Environmental Permits or filings with any permitting Authority are required to permit the acquisition of the Shares as contemplated hereby. In addition, except as set forth on Schedule 2.21:

           (a)    Generally.

            No notice, notification, demand, request for information, citation, summons or Order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Sellers' and Company's knowledge, threatened by any Authority or other entity with respect to the Company relating to any Environmental Permit, license or authorization required in connection with the conduct of the business of the Company or with respect to the generation, treatment, storage, recycling, transportation, disposal or Release of any substance regulated under Environmental Laws ("HAZARDOUS MATERIALS").

           (b)   Property.

                  (i) The Company has not handled any Hazardous Material on any property now or previously owned or leased by the Company.

                 (ii) No PCB or asbestos is or has been present at any property now or previously owned or leased by the Company.

                (iii) Thereare no underground storage tanks for Hazardous Materials, active or abandoned, at any property now or previously owned or leased by the Company.

                 (iv) Therehas been no Release of Hazardous Materials at, on or under any property now or previously owned or leased by the Company.

            (c)    Transportation.

            The Company has not (i) transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System ("CERCLIS") or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations or (ii) stored, treated, transported or disposed, or arranged for storage, treatment, transport or disposal of any Hazardous Materials, other than in compliance with Environmental Law.

            (d)    Notification of Release.

            No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company, and no property now or previously owned or leased by the Company is listed or proposed for listing on the National Priorities List under CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

            (e)    Liens.

            There are no Liens arising under or pursuant to any Environmental Laws on any of the real property owned or leased by the Company, and no government actions have been taken or are threatened which could subject any of such properties to such Liens. The Company is not required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

            (f)    Site Assessments.

            Except as set forth on Schedule 2.21, there have been no Phase I or Phase II environmental site assessments conducted by or which are in the possession of the Sellers or the Company in relation to any property or facility now or previously owned or leased by the Company.

      2.22 CAPITAL EXPENDITURES AND INVESTMENTS. The Company has no outstanding Contracts or commitments for capital expenditures and investments, except as set forth on Schedule 2.22 attached hereto, which Schedule includes a list of all disbursements on account of capital expenditures and investments by the Company since December 31, 1998. There has been no order or ruling from the VSCC or any other regulatory body and none is threatened or expected by the Company requiring or recommending that the Company undertake any capital expenditures or investments. Attached to Schedule 2.22 are copies of the Company's 1999 and 2000 fiscal years capital expenditures budgets (by project) and, with respect to the 1999 budget, a comparison of the actual expenditures to budget (by project) year to date.

      2.23 DEALINGS WITH AFFILIATES. Schedule 2.23 sets forth a complete and accurate list of all oral or written Contracts between the Company and any one or more of its Affiliates. Except as set forth on Schedule 2.23, since December, 31, 1998, the Company has not made any payments, loaned any funds or property or made any credit arrangement with any Affiliate or employee except for the payment of employee salaries in the ordinary course of business.

      2.24 INSURANCE. The Company currently is covered by insurance policies which provide for coverages that are usual and customary as to amount and scope in the business of the Company. Descriptions of all such policies, including the names of the insurer and the insured, the amount of premiums, and the types and amounts of coverage, are set forth on
Schedule 2.24. All of such policies are in full force and effect, all premiums with respect thereto have been paid or accrued therefor, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all applicable Regulations and (ii) all Contracts to which the Company is a party. The Company has not breached or otherwise failed to perform its obligations under any of such policies, nor has the Company received any adverse notice from any of the insurers party to such policies with respect to any alleged breach or failure in connection with any of such policies which would have a Material Adverse Effect on the Company. Such policies will not terminate or lapse by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Schedule 2.24, there are no pending or, to the Sellers' or Company's knowledge, threatened claims under any policy relating to the Company. Also set forth on Schedule 2.24 is a true and complete listing of any and all claims made by the Company under any policy since December 31, 1996.

      2.25 COMMISSIONS. Except as set forth on Schedule 2.25 hereto, there are and will be no claims for brokerage commissions, finder's fees, fees for fairness opinions or financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Sellers, the Company, or any of their Affiliates (collectively, "Commissions"). Any and all such Commissions shall be paid solely by the Sellers, and not by Peoples, Peoples Services or the Purchaser.

      2.26 PERMITS AND REPORTS. Schedule 2.26 hereto sets forth a list of all permits, licenses, registrations, certificates, franchises, Orders, approvals or other authorizations from any Authority or other Person including, without limitation, the FCC and the VSCC and any municipalities ("PERMITS") issued to or held by the Company in connection with its operations or the Business. Such Permits are the only Permits that are required for the Company to conduct its business as presently conducted and proposed to be conducted. Each such Permit is in full force and effect, and the Company has not received notice that any suspension, cancellation or modification of the terms of any such Permit is threatened. The Company is in full compliance with the terms of each such Permit, and each of the Company and the Sellers are not aware of any reason not set forth in said Permit why any such Permit would not be renewed, upon substantially the same terms as currently exist, upon expiration of such Permit. Except to the extent set forth on Schedule 2.26 hereto, no other Person is currently operating or providing telephone service within the Business' telephone exchange area and, to the Sellers' and Company's knowledge, no Person is anticipating or contemplating doing so. Except as set forth on Schedule 2.26, no authorization, consent or notification of or filing with any Authority is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and each Permit issued to or held by the Company will continue in full force and effect following the Closing Date. Except as set forth on Schedule 2.26, (i) all returns, reports, applications, statements and other documents required to be filed by the Company with the FCC, the VSCC and any other regulatory or governmental authority or municipality (including taxing authorities) with respect to the Business on or before the date hereof have been duly filed or properly extended as permitted by law (details of such extensions, if any, are set forth on Schedule 2.26 hereto) and are true and complete in all material respects, and (ii) all reporting requirements of the FCC, the VSCC and other regulatory or governmental authorities or municipalities (including taxing authorities) having jurisdiction thereof have been complied with in all material respects. A listing of all returns, reports, applications, statements and other documents which are unique to the Business and which were filed by the Company within the past three (3) years with the FCC, the VSCC and any other regulatory or governmental authority (including taxing authorities) or municipality is attached hereto as Schedule 2.26; true and complete copies of all such returns, reports, applications, statements and other documents set forth on Schedule 2.26 have been previously provided to the Purchaser by the Sellers. The transactions contemplated by this Agreement shall not cause the Business' study area to change. Peoples is currently an average schedule company and neither the Company nor the Sellers know of any reason such study area or average schedule company status should not continue to be available to the Company after the Closing Date.

      2.27 ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in Section 2.19 hereof or liabilities for Taxes (as defined in Section 2.16 hereof) or liabilities for under-reporting, under-billing or under-collection of revenues or underpayment of revenues to a third party or liabilities relating to investments or subsidiaries, except for (i) liabilities stated or reserved against in the Financial Statements, (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Financial Statements which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect, and (iii) liabilities disclosed on Schedule 2.27 hereto. All obligations and liabilities relating in any way to the Company's investments and subsidiaries (including future capital contributions or guaranty commitments) are set forth on Schedule 2.4 hereto, setting forth the maximum amount of the Company's potential obligations and the expected payment schedule therefor. The Company is not a party to any Contract, or subject to any articles of incorporation or bylaw provision, any other corporate limitation or any legal requirement which has, or can reasonably be expected to have, a Material Adverse Effect. Any and all long term obligations and liabilities of the Company as of the date hereof are set forth on Schedule 2.27 hereto.

      2.28 YEAR 2000 COMPLIANCE. The Company has (a) initiated a review and assessment of all areas within its Business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, including and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date implemented that plan in accordance with that timetable. The Sellers and the Company reasonably believe that all computer applications that are material to the Company's Business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before, including and after January 1, 2000. A true and complete copy of such plan and timeline has been provided to Purchaser.

      2.29 DISCLOSURE. Neither this Agreement nor any of the attachments, Schedules, Exhibits, written statements, documents, certificates or other items prepared for or supplied to the Purchaser by or on behalf of the Sellers or the Company with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits any material fact necessary to make each statement contained herein or therein not misleading.

              III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser hereby represents and warrants to the Sellers as follows:

      3.1 CORPORATE ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted and proposed to be conducted. The Purchaser is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby requires it to be so qualified.

      3.2 AUTHORIZATION. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally.

      3.3 NO VIOLATION. Except as set forth on Schedule 3.3 hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of,
(b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Purchaser or its capital stock (except upon the Shares as part of Purchaser's financing of this transaction) or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any Person pursuant to the charter or bylaws of the Purchaser, any applicable Regulation (including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976), any Order to which the Purchaser is subject or any Contract to which the Purchaser or any of its properties are subject. The Purchaser has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

      3.4 INVESTMENT INTENT. The Purchaser represents and warrants to the Sellers that it is purchasing the Shares for investment purposes and not with a view to distribution thereof and agrees that it shall not make any sale, transfer, or other disposition of the Shares in violation of the Securities Act of 1933, as amended, or the Regulations thereunder or under any other applicable securities laws.

                  IV. COVENANTS OF THE SELLERS AND THE COMPANY

      Subject to the provisions of Section 4.14 hereof, from and after December 31, 1998 until the Closing Date, each of the Sellers and the Company agree that they shall have acted and shall act, or refrain from acting where so required, to comply (and in the case of the Sellers, to cause the Company to comply) with the following (the term "Company" as used in this Article IV shall mean and include Peoples, Peoples Services and any and all of their subsidiaries and Affiliates):

      4.1 REGULAR COURSE OF BUSINESS.

            (a)    Generally.

            The Company shall operate its business diligently and in good faith, consistent with past management practices, shall maintain all of its properties in customary repair, order and condition, shall maintain (except for expiration due to lapse of time or cancellation by another party pursuant to the terms thereof) in the ordinary course of business all leases and Contracts in effect without change except as expressly provided herein and shall comply with the provisions of all Regulations, Orders and Permits applicable to the Company and the conduct of its business. The Company shall maintain its financial and accounting records in a manner consistent with that employed at December 31, 1998.

            (b)    Compensation.

            The Company shall not hire any employee and shall not grant any increase in the compensation of any employee, officer, board member, consultant or independent contractor.

            (c)    Insurance.

            The Company shall maintain current its insurance policies with the coverage and in the amounts set forth on Schedule 2.24.

            (d)    Claims.

            The Company shall promptly notify the Purchaser of any Claims that may be commenced against it, as well as of any threatened, suspected or expected Claims of which the Company or the Sellers may be aware.

            (e)    Supplement.

            From time to time prior to the Closing Date, the Sellers shall promptly notify the Purchaser of any changes with respect to the information set forth in this Agreement or the Schedules hereto and of any matters hereafter arising which, if in existence at the date hereof, would have been required to be set forth in this Agreement or the Schedules hereto.

      4.2 AMENDMENTS. No change or amendment shall be made to the charter or bylaws of the Company, and the Company shall not merge into or consolidate with any other Person or change the character of its Business.

      4.3 CAPITAL CHANGES. The Company shall not issue, sell, purchase or redeem any shares of its capital stock of any class or issue or sell any securities convertible into, or options, warrants or other rights to subscribe for, any shares of its capital stock. The Company shall not pledge or otherwise encumber any shares of its capital stock, nor shall the Company allow the transfer of any shares of its capital stock on its stock transfer ledger or other books and records.

      4.4 DIVIDENDS. The Company shall not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock.

      4.5 CAPITAL EXPENDITURES; TRANSACTIONS WITH AFFILIATES. The Company shall not make any capital expenditures, or commitments with respect thereto, except as provided on Schedule 2.22. Further, the Company shall timely make the capital expenditures set forth on Schedule 2.22 or discuss with the Purchaser, after written notice of the Company's proposed changes, its reasons for not so performing. The Company shall also make capital expenditures in the ordinary course consistent with past practices. The Company shall not make or accept any loan or advance to or from any of its Affiliates or Affiliates of the Sellers.

      4.6 BORROWING. The Company shall not incur, assume or guarantee any indebtedness or obligation not reflected on the Financial Statements, except for amounts not to exceed ten thousand dollars ($10,000) in the ordinary course of business. Further, the Company shall not incur, assume or guarantee any indebtedness or obligation of any of its subsidiaries or investments.

      4.7 PROPERTY. The Company shall not sell, transfer, or dispose of any of its assets and properties, other than in the ordinary course of business, or allow any of its assets and properties to become subject to a Lien.

      4.8 OTHER COMMITMENTS. Except as set forth in this Agreement or permitted in writing by the Purchaser from and after the date hereof, the Company shall not enter into any transaction, make any commitment or incur any obligation other than in the ordinary course of business.

      4.9 INTERIM FINANCIAL INFORMATION, INVESTMENT K-1S. Except as set forth in Schedule 4.9 hereof, from and after the date hereof, the Company shall supply the Purchaser with a copy of its internal monthly Unaudited Financial Statements within forty-five (45) days after the end of each month. Additionally, the Company shall supply the Purchaser with a copy of the Financial Statements for the fiscal year ending December 31, 1999 as provided in
Section 2.9 hereof. Further, the Company shall provide the Purchaser with any and all financial statements, K-1s and/or reports received with respect to investments set forth on Schedule 2.4 hereto promptly following receipt thereof by the Company or the Sellers.

      4.10 CONSENTS AND AUTHORIZATIONS. The Sellers and the Company shall, promptly after the date hereof, commence efforts to obtain the consents, waivers and authorizations listed on Schedules 2.3 and 2.26 hereto. The Sellers and the Company shall diligently pursue and use their best efforts to obtain such consents, waivers and authorizations as promptly as practicable prior to the Closing Date.

      4.11 ACCESS. Each of the Sellers and the Company shall afford to the Purchaser and its counsel, accountants, agents and other authorized representatives and to financial institutions specified by the Purchaser reasonable access during business hours to the Company's plants, properties, books and records in order that the Purchaser may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company. The Company shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Purchaser or its lender shall from time to time reasonably request.

      4.12 NOTICE OF TRANSFER. Each of the Sellers and the Company shall cooperate in providing any required notices to the appropriate Authority regarding any issues of ownership or control or change thereof (including, without limitation, any such issues relating to the Permits).

      4.13 PAYMENT OF STAMP TAX. All transfer (including any real estate transfer tax), documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne one-half (1/2) by the Sellers (collectively) and one-half (1/2)by the Purchaser when due, and the parties will file on a timely basis all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Regulation, will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

      4.14 DISCLOSURE. To the extent the Company shall have taken any actions contrary to any of the covenants set forth in this Article IV, from and after December 31, 1998 and prior to the date hereof, such actions are set forth on Schedule 4.14 hereto. From and after the date hereof, the Company shall not take any actions contrary to any of the covenants set forth in this Article IV without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

      4.15 COOPERATION WITH PURCHASER. Each of the Sellers and the Company shall cooperate with Purchaser as shall be necessary for Purchaser to consummate this transaction and to obtain financing therefor, including giving access to the Company's properties and business records as shall be necessary for Purchaser to, among other things, obtain surveys of the real property, a title commitment with respect to the real property and/or environmental assessments.

                         V. COVENANTS OF THE PURCHASER

      5.1 CONSENTS AND AUTHORIZATIONS. The Purchaser shall, promptly after the date hereof, commence efforts to obtain the consents, waivers and authorizations listed on Schedule 3.3. The Purchaser shall diligently pursue and use its best efforts to obtain such consents, waivers and authorizations as promptly as practicable prior to the Closing Date. Purchaser shall, at its expense, manage the process of obtaining, with the Sellers and the Company's assistance, all government consents and approvals required to carry out the transactions contemplated by this Agreement.

      5.2 EMPLOYEES. For a period of eighteen (18) months following the Closing, the Purchaser shall cause the Company to continue to employ, with the exception of E. Fitzgerald, IV, all of those employees set forth on Schedule
2.10 hereto (the "RETAINED EMPLOYEES"); provided, however, that the Company shall retain the right to terminate any employee at any time for cause. During such eighteen (18) month period, each of the Retained Employees shall be compensated at a level which is at least equal to such Retained Employee's salary level at the time of Closing, and no such Retained Employee shall be required to relocate his or her office outside of the Exchange.


                              VI. OTHER AGREEMENTS

      The parties hereto further agree as follows:

      6.1 AGREEMENT TO DEFEND. In the event any claim of the nature specified in Section 7.4 or Section 8.3 hereof is commenced, whether before or after the Closing Date, the parties hereto agree to cooperate and use all reasonable efforts to defend against and respond thereto.

      6.2 FURTHER ASSURANCES. On the terms and subject to the conditions of this Agreement, the parties hereto shall use all reasonable efforts at their own expense to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including, without limitation, using all reasonable efforts
(a) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other Contracts, (b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any Regulations or in connection with any Permits, (c) to lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and
(d) to fulfill all conditions to the obligations of the parties under this Agreement. Each of the parties hereto further covenants and agrees that it shall use all reasonable efforts to prevent a threatened or pending preliminary or permanent injunction or other Order.

      6.3 CONSENTS. Without limiting the generality of Section 6.2, each of the parties hereto shall use all reasonable efforts to obtain all waivers, Permits, authorizations, consents and approvals of, or notice to, all Persons and Authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

      6.4 NO SOLICITATION OR NEGOTIATION. Unless and until this Agreement is terminated, neither the Sellers nor the Company shall, and each shall use best efforts to cause its

Affiliates, and the directors, officers, employees, representatives, agents, advisors, accountants, shareholders and attorneys of each of them, not to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Person relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, directly or indirectly, the Company, or otherwise facilitate any effort or attempt to do or seek any of the foregoing and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

      6.5 NO TERMINATION OF THE OBLIGATIONS BY SUBSEQUENT DISSOLUTION. Each of the parties hereto specifically agrees that its obligations hereunder, including, without limitation, obligations pursuant to this Article VI, shall not be terminated by the dissolution of such party, whether by operation of law, Regulations or otherwise.

      6.6 PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, no party hereto nor any Affiliate, representative or shareholder of such party, shall disclose any of the terms of this Agreement to any third party, except as required by law or in connection with a securities filing, or to obtain the consents, waivers and authorizations listed on Schedules 2.3, 2.26 and 3.3 and in connection with the Purchaser's financing of the transactions contemplated hereby, without the other parties' prior written consent. Prior to the Closing Date, the form, content and timing of all press releases, public announcements or publicity statements (but excluding disclosures necessitated by any securities filing) with respect to this Agreement and the transactions contemplated hereby shall be subject to the prior approval of both the Sellers and the Purchaser, which approval shall not be unreasonably withheld; PROVIDED, HOWEVER, that either party may withhold such approval in its sole discretion with respect to any of the foregoing which discloses any of the financial terms of this transaction. Prior to the Closing Date, no press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement. Notwithstanding the foregoing, prior to the Closing Date, except as otherwise required by law or in connection with a securities filing, no party hereto will disclose the Purchase Price or the manner in which the Purchase Price is calculated, without the prior written consent of the Purchaser and the Sellers. Additionally, the parties agree that the Company may, following the execution of this Agreement, announce the existence of the pending sale transaction contemplated by this Agreement to the Company's employees. The Purchaser shall, at the request of the Sellers and the Company, participate in any such announcement to the Company's employees as the Sellers and the Company determine appropriate.

      6.7 RECORDS AND INFORMATION.

            (a)    Retention of Records.

            Except as otherwise required by Regulation or agreed to in writing, the Sellers and the Purchaser shall each retain, and shall cause their respective Affiliates to retain, for a period of at least four (4) years, or the period required by applicable Regulation, following the Closing Date, all records, books, contracts, instruments, computer data and other data and information (collectively, "INFORMATION") relating to the Company.

            (b)    Access to Information.

            From and after the Closing Date, the Sellers shall afford to the Purchaser and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to Persons or firms possessing Information) and duplicating rights during normal business hours to all Information within the Sellers' possession relating to the Company, insofar as such access is reasonably required by the

Purchaser. Similarly, the Purchaser shall afford to the Sellers and their authorized accountants, counsel, and other designated representatives reasonable access (including reasonable efforts to give access to Persons or firms possessing Information) and duplicating rights during normal business hours to Information within the Purchaser's possession relating to the Company or its business as conducted prior to the Closing Date, insofar as such access is reasonably required by the Sellers.

            (c)    Delivery of Corporate Records.

            The Sellers shall arrange, as soon as practicable following the Closing Date, to the extent not previously delivered in connection with the transactions contemplated herein, for transportation at the Sellers' cost to the Purchaser of the records in the Sellers' possession relating to the Company, including, without limitation, the corporate minute books, stock ledgers and certificates and corporate seals of the Company, and all Contracts and litigation files relating to the Company, except to the extent (i) such items are already in the possession of the Purchaser or the Company or (ii) it is necessary or appropriate for the Sellers to retain such records for use in preparation of Tax Returns under the provisions hereof. The Sellers may make and retain copies of all or any of such records or documents at the Sellers' expense.
            (d)   Witnesses.

            At all times from and after the Closing Date, each of the Sellers and the Purchaser shall use reasonable efforts to make available to the other, upon written request, its and its Affiliates' officers, directors, employees and agents as witnesses to the extent that such Persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved, at no cost; PROVIDED, however, that a party producing such witnesses shall be entitled to receive from the requesting party, upon presentation therefor, payment for such out-of-pocket costs and disbursements as may be reasonably incurred in producing such witnesses.

      6.8 INSURANCE POLICIES AND CLAIMS ADMINISTRATION.

            (a)    Insurance Coverage Prior to the Closing Date.

            The Sellers shall be responsible for the administration of all claims under the Company's insurance policies relating to periods prior to the Closing Date. If any claim is asserted against the Company relating to periods prior to the Closing Date, the Sellers shall, if requested by the Purchaser, promptly assert and pursue coverage and payment for such claim with the appropriate insurance carrier, and the Purchaser shall, and shall cause the Company to, provide reasonable cooperation and assistance to Sellers in asserting and pursuing such coverage. In particular, the Purchaser shall, upon request by Sellers, cause the Company to file all necessary claims and take all such other action as may reasonably be requested by Sellers to pursue such coverage. As between the Sellers, on the one hand, and the Purchaser and the Company, on the other hand, the Purchaser and the Company shall be entitled to recover all insurance proceeds with respect to any claim, except to the extent the Sellers have previously provided indemnification therefor to the Purchaser or the Company under this Agreement. If the Purchaser shall pursue coverage and payment for any claim relating to periods prior to the Closing Date on behalf of the Company, then the Sellers shall provide reasonable cooperation and assistance to the Company and the Purchaser.

            (b)    Insurance Coverage After the Closing Date.

            Each party shall be responsible for establishing and maintaining its own property and casualty insurance (including, without limitation, primary and excess general liability, automobile, workers' compensation, property, director and officer liability, fire, crime, surety and other similar insurance policies) for the activities and claims of such party and its Affiliates on and after the Closing Date; provided, however, the Purchaser shall, if it so desires, continue the Company's policies in place as at the Closing Date and the Sellers shall be obligated to obtain new insurance policies on any of the operations and assets distributed to any of them as Excluded Assets as provided herein.

      6.9 OTHER TAX MATTERS.

            (a)    Tax Returns.

            The Purchaser, the Sellers, the Company and their successors shall cooperate in the preparation of all Tax Returns and reports and shall make available all necessary records and timely take all action necessary to allow for the preparation and filing of all Tax Returns and reports. Within ten (10) days following the Closing, the Sellers shall deliver or shall cause to be delivered to the Purchaser all books, records, returns, schedules, work papers, and other documents (including without limitation, appraisals and other background information) which are in the possession of the Sellers or which are not on the Company premises, and which relate to any Taxes of the Company for any taxable period. Prior to the delivery of the materials described in the preceding sentence, the Sellers shall cooperate with the Purchaser in providing access to such materials as is reasonably required by the Purchaser.

      The parties hereto agree that the Sellers shall prepare, and pay (but only to the extent not fully paid or reserved against on the Financial Statements or the Unaudited Financial Statements) all Taxes arising therefrom, all Tax Returns for the Company for the periods on or before the Closing Date and for all Taxes arising as a result of the transactions contemplated by this Agreement (except as provided in Section 4.13 hereof). Upon mutual agreement between the Sellers and the Purchaser, the Company may prepare any such required Tax Returns. The Purchaser shall prepare, and pay all Taxes arising therefrom, all Tax Returns for the Company for the periods after the Closing Date.

            (b)    Information.

            The Purchaser and the Sellers agree to furnish or cause to be furnished to each other, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company as is reasonably requested for the filing of any Tax Return, in determining a Tax liability or right to refund, for the preparation of any audit or other proceeding, and for the prosecution of any claim, suit or proceeding relating to a proposed Tax adjustment. The Purchaser and the Sellers shall cooperate with each other in the conduct of any Tax audit or other Tax proceedings involving the Company. The parties shall execute and deliver such powers of attorney and other documents as are reasonably requested to carry out the administration of the Tax provisions of this Agreement.

              VII. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

      The obligations of the Purchaser under this Agreement shall be subject to the satisfaction of each of the following conditions unless waived in writing by the Purchaser:

      7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers and the Company contained in Article II hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made. The Sellers and the Company shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. The Sellers shall have delivered to the Purchaser a certificate, dated the Closing Date, in a form reasonably satisfactory to the Purchaser, certifying to the foregoing, and providing such supplemental information, agreements and disclosures as shall be necessary to make such representations and warranties as accurate on the Closing Date as on the date originally given. The Sellers shall deliver to the Purchaser all of the certificates, stock powers and other documentation referenced in Section 9.2 hereof, evidencing the transfer to the Purchaser of clear title to all of the Shares at the Closing, all in form and substance satisfactory to the Purchaser and its counsel in their sole discretion.

      7.2 CONSENTS AND APPROVALS. The Sellers, the Company and the
Purchaser shall have obtained all consents, approvals, Orders, qualifications, licenses, Permits, regulatory approvals (including but not limited to any necessary consent, approval, exemption or notice as required by (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (B) the Virginia State Corporation Commission, and (C) the Towns of Gretna and Hurt, Virginia, and such other municipalities as may be necessary) and other authorizations, whether specified on Schedules 2.3, 2.26 and 3.3 hereto or not, and shall have given all notices, required by all applicable Regulations, Orders and Contracts binding on any of the Sellers, the Company or the Purchaser or any of their respective properties and assets, with respect to the execution, delivery and performance of this Agreement, the financing and consummation of the transactions contemplated herein and the conduct of the Business of the Company in the same manner after the Closing Date as before the Closing Date.

      7.3 NO MATERIAL ADVERSE CHANGE. There shall have been no Material
Adverse Change in the business, properties, Financial Statements, Unaudited Financial Statements, Schedules to this Agreement, business prospects, regulatory climate, condition (financial or otherwise) or results of operations of the Company since December 31, 1998 through the Closing Date. The Purchaser shall have received a certificate, dated the Closing Date, from the Sellers, in a form reasonably satisfactory to the Purchaser, certifying to the foregoing.

      7.4 NO PROCEEDING OR LITIGATION. No Order or Regulation shall be in effect and no litigation shall have been consummated or threatened which would prevent the consummation of the transactions contemplated hereby.

      7.5 SECRETARY'S CERTIFICATE. The Purchaser shall have received a certificate, signed by the Secretaries of Peoples and Peoples Services dated the Closing Date, as to the charter (attaching a Secretary of State certified copy thereof, with all amendments) and bylaws of Peoples and Peoples Services, respectively, and the resolutions adopted by the shareholders and directors of Peoples and Peoples Services in connection with this Agreement in a form reasonably satisfactory to the Purchaser.

      7.6 CERTIFICATES OF GOOD STANDING. At the Closing, the Company shall have delivered to the Purchaser certificates issued by the appropriate governmental authorities evidencing the good standing of Peoples, Peoples Services and each of their subsidiaries in their respective jurisdictions of incorporation and in each jurisdiction in which each is qualified to do business as a foreign corporation as of a date not more than fifteen (15) days prior to the Closing Date.

      7.7 OPINION OF SELLERS' COUNSEL. The Sellers shall deliver at
Closing an opinion of counsel to the Sellers addressed to the Purchaser and the Purchaser's lender in substantially the form attached hereto as Exhibit 7.7.

      7.8 CONTINUATION OF E. Fitzgerald, III EMPLOYMENT AGREEMENT.
Following the Closing, the Purchaser shall cause the Company to continue the employment agreement currently in place between Peoples and E. Fitzgerald, III for the remainder of the initial five (5) year term thereof. E. Fitzgerald, III shall execute an agreement, in substantially the form attached hereto as Exhibit 7.8, restating the terms and conditions thereof (the "RESTATED EMPLOYMENT AGREEMENT").

      7.9 NONCOMPETITION AGREEMENT. E. Fitzgerald, IV shall enter into a Noncompetition Agreement with the Company and the Purchaser in substantially the form attached here as Exhibit 7.9 (the "NONCOMPETITION AGREEMENT").

      7.10 A. BROWN EMPLOYMENT AGREEMENT. A. Brown shall enter into an Employment Agreement in substantially the form attached hereto as Exhibit 7.10 (the "A. BROWN EMPLOYMENT AGREEMENT").

      7.11 RESIGNATIONS. The Sellers shall have caused all directors and officers of Peoples and Peoples Services and all of their subsidiaries to have resigned. Further, E. Fitzgerald, IV shall have resigned as an employee of the Company.

      7.12 OTHER DOCUMENTS. The Purchaser shall have been furnished with such other and further documents and certificates, including certificates of the Sellers, Peoples' and Peoples Services' officers, directors and others, as the Purchaser shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

      7.13 LIENS. The Sellers shall have removed all Liens on the Shares and/or on the assets and properties of the Company other than Permitted Liens.

      7.14 DELIVERY OF MINUTE BOOKS. The Sellers shall deliver at Closing all original minute books, corporate seals and stock transfer records of Peoples, Peoples Services and of all their direct and indirect subsidiaries, as well as original evidence of all their respective investments.

      7.15 DELIVERY OF FINANCIAL STATEMENTS. The Sellers shall deliver the Financial Statements for the fiscal year ended December 31, 1999, to the Purchaser as provided in Section 2.9 hereof, and shall deliver the Unaudited Financial Statements on a monthly basis from and after the date hereof as soon as such Unaudited Financial Statements shall have been prepared, all as provided in Section 4.9 hereof.

      7.16 AMENDMENT TO LEASE AGREEMENTS. Each of the Company's lease agreements (collectively, the "LEASES") set forth on Schedule 2.14(b) hereto shall be amended in a manner mutually satisfactory to the Purchaser and the Lessors thereunder.

      7.17 RENEWAL OF FRANCHISES. The Sellers shall have renewed for at least ten (10) years from the date of Closing the telephone franchise agreements granted by the Towns of Gretna and Hurt, Virginia, and shall have similarly renewed any other franchise agreements currently in existence or required in connection with the Company's Business as presently conducted.

      7.18 COMPLETION OF NATAL PROJECT. The Company's Natal capital improvement project (with respect to the installation of a new Nortel remote, as more particularly disclosed on Schedule 2.22) shall be completed, operational and fully paid for by the Company.

      7.19 COMPLETION OF ENVIRONMENTAL ACTIONS. The Company shall have fully complied with and completed all recommended actions detailed in that certain letter of Engineering Consulting Services, Ltd. as dated November 19, 1999, a copy of which is attached to Schedule 2.21 hereto, and the Company shall have fully paid all amounts due to Engineering Consulting Services, Ltd., any Authority and/or any other third party in connection therewith.

               VIII. CONDITIONS TO THE OBLIGATIONS OF THE SELLERS

      The obligations of the Sellers under this Agreement shall be subject to the satisfaction of each of the following conditions unless waived in writing by
Sellers:

      8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Article III hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made, except as expressly provided herein or therein. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date. An officer of the Purchaser in his capacity as such shall have delivered to the Sellers a certificate, dated the Closing Date, in a form reasonably satisfactory to the Sellers, certifying to the foregoing, and providing such supplemental information, agreements and disclosures as shall be necessary to make such representations and warranties as accurate on the Closing Date as on the date originally given.

      8.2 CONSENTS AND APPROVALS. The Purchaser, the Sellers and the
Company shall have obtained all consents, approvals, orders, qualifications, licenses, Permits, regulatory approvals, (including but not limited to any necessary consent, approval, exemption or notice as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976), and other authorizations, whether specified on Schedules 2.3, 2.26 and 3.3 hereto or not, and shall have given all notices, required by all applicable Regulations, Orders and Contracts binding on the Purchaser, the Sellers or the Company or any of their respective properties and assets with respect to the execution, delivery and performance of this Agreement.

      8.3 NO PROCEEDING OR LITIGATION. No Order or Regulation shall be in effect and no litigation shall have been consummated or threatened which would prevent the consummation of the transactions contemplated hereby.

      8.4 SECRETARY'S CERTIFICATE. The Sellers shall have received a certificate, signed by the Secretary of the Purchaser, dated the Closing Date, as to the charter and bylaws of the Purchaser and the resolutions adopted by the directors of the Purchaser in connection with this Agreement in a form reasonably satisfactory to the Sellers.

      8.5 OPINION OF PURCHASER'S COUNSEL. The Purchaser shall deliver at Closing an opinion of counsel to the Purchaser addressed to the Sellers in substantially the form attached hereto as Exhibit 8.5.

      8.6 RESTATED EMPLOYMENT AGREEMENT. The Purchaser shall have caused the Company to enter into the Restated Employment Agreement with E. Fitzgerald, III.

      8.7 NONCOMPETITION AGREEMENT. The Purchaser and E. FitzgeraldIV shall have entered into the Noncompetition Agreement.

      8.8 A. BROWN EMPLOYMENT AGREEMENT. The Purchaser shall have caused the Company to enter into the A. Brown Employment Agreement with A. Brown.

      8.9 AMENDMENT TO LEASE AGREEMENTS. Each of the Company's Leases shall be amended in a manner mutually satisfactory to the Purchaser and the Lessors thereunder.

                                   IX. CLOSING

      9.1 CLOSING. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Article X hereof, a closing of the transactions contemplated by this Agreement (the "CLOSING") shall be held on or before March 31, 2000, (or on such date either before or after March 31, 2000 as the parties hereto shall mutually agree, which shall be on the first day of the month which is at least ten (10) days after receipt of all VSCC, FCC,

Hart-Scott-Rodino and other approvals required as a precondition to Closing) (the "CLOSING DATE") in the offices of the Sellers' counsel; provided, that the Closing shall occur as soon as practicable after the satisfaction of the conditions contained in Articles VII and VIII hereof.

      9.2 CLOSING DATE PAYMENT AND RECEIPT OF SHARES. On the Closing Date
(i) the Sellers will assign and transfer to the Purchaser good and valid title in and to the Shares, free and clear of all Liens, by delivering to the Purchaser stock certificates representing the Shares, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank with requisite stock transfer tax stamps, if any, attached; (ii) the Purchaser shall, by wire transfer of same-day funds, deposit in an escrow account Escrow Funds of Three Hundred Thousand Dollars ($300,000), all as provided in Section 11.9 hereof;
(iii) the Purchaser shall, by wire transfer of same-day funds, pay to the Sellers (care of the Caskie & Frost Trust Account), in accordance with their Percentage Interests, the amount of the Adjusted Purchase Price for all of the Shares, less the Escrow Funds; and (iv) the parties shall deliver to each other the documents required under this Agreement to be delivered at the Closing.

                         X. TERMINATION AND ABANDONMENT

      10.1 METHODS OF TERMINATION. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

            (a)    Mutual Consent.

            By mutual written consent of the Purchaser and the Sellers.

            (b)    Sellers' Failure to Perform.

            By the Purchaser if as of the Closing Date any of the conditions specified in Article VII hereof have not been satisfied (and remain so unsatisfied for more than ten (10) days after the Purchaser has notified the Sellers in writing thereof) or if any of the Sellers or the Company are otherwise in default in any material respect under this Agreement (and remains in default for more than ten (10) days after the Purchaser has notified the Sellers in writing of such default) or if at any time prior to the Closing Date it becomes apparent to the Purchaser (on reasonable grounds) that any of the Sellers or the Company will be unable to satisfy one or more of the representations and warranties in Article II hereof or one or more of the covenants or agreements in Articles IV, VI or VII hereof,

            (c)    Purchaser's Failure to Perform.

            By the Sellers if as of the Closing Date any of the conditions specified in Article VIII hereof have not been satisfied (and remain so unsatisfied for more than ten (10) days after the Sellers have notified the Purchaser in writing thereof) or if the Purchaser is otherwise in default in any material respect under this Agreement (and remains in default for more than ten
(10) days after the Sellers have notified the Purchaser in writing of such default) or if at any time prior to the Closing Date it becomes apparent to the Sellers (on reasonable grounds) that the Purchaser will be unable to satisfy one or more of its representations and warranties in Article III hereof or one or more of the covenants or agreements in Articles V, VI or VIII hereof.

            (d)    Failure to Close by March 31, 2000.

            By either party in the event the Closing has not occurred by March 31, 2000, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate the Agreement, or such failure to close shall be due to the nonreceipt of approval from the VSCC, which approval has been diligently sought, in which last case this date shall be extended for one hundred twenty (120) days automatically.

            (e)    Material Adverse Change.

            By the Purchaser if a Material Adverse Change shall be shown or indicated (in the sole discretion of the Purchaser) in any of the Unaudited Financial Statements delivered after the date hereof or in the December 31, 1999 Financial Statements or otherwise with respect to any of the conditions to Closing set forth in Section 7.3 hereof, and written notice of termination of this Agreement shall have been given by the Purchaser within thirty (30) business days of the Purchaser's receipt of such Unaudited Financial Statements or December 31, 1999 Financial Statements or the Purchaser's discovery of such Material Adverse Changes.

            (f)    Remedies.

            In the event of any failure to perform as described in this Section 10.1, the nonbreaching party shall have such remedies for breach of contract as are allowed by law in addition to or in substitution of the right of termination.

      10.2 PROCEDURE UPON TERMINATION. If this Agreement is terminated as provided herein:

            (a)    Return of Records.

            Each party shall as promptly as practicable redeliver to the party furnishing the same, all data, information and other written material (including all copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof.

            (b)    Confidentiality.

            All information received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used by such party, or disclosed to third parties.

                     XI. SURVIVAL OF TERMS; INDEMNIFICATION

      11.1 SURVIVAL; LIMITATIONS. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement and the agreements of the parties to indemnify each other as set forth in this Article XI shall survive the execution of this Agreement and the Closing Date notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto and shall continue for, and all claims with respect thereto shall be made prior to the end of, eighteen (18) months from the Closing Date (the "INDEMNIFICATION PERIOD"); provided, however, that with respect to the representations set forth in Sections 2.7 and 2.8 hereof, the Indemnification Period shall survive in perpetuity, and provided further that with respect to any income tax liability of Peoples, Peoples Services or any of their subsidiaries or Affiliates attributable to any activities or transactions occurring by any of them on or prior to the Closing Date, the agreement of the Sellers to indemnify the Purchaser and its Affiliates shall survive until, and all claims with respect thereto shall be made prior to, the expiration of the applicable statute of limitations prescribed by Section 6501 of the IRC, as such statutes of limitations may have been or be extended by agreement from time to time.

      11.2 INDEMNIFICATION BY THE SELLERS. After the Closing Date, subject to the limitations set forth in Section 11.1 hereof, the Purchaser and its Affiliates (including, without limitation, Peoples and Peoples Services) and their respective officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless jointly and severally by the Sellers, their respective heirs, successors, representatives and assigns, against and in respect of any and all damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) resulting from, or in respect of, any of the following:

            (a)    Misrepresentation or Breach.

            Any misrepresentation or breach of warranty of any of the Sellers or the Company, or nonfulfillment of any obligation on the part of the Company (to be performed on or prior to the Closing) or any of the Sellers under this Agreement, or contained in any Schedule or Exhibit to this Agreement or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement, Financial Statement, Unaudited Financial Statement, or instrument delivered by or on behalf of the Sellers or the Company hereunder.

            (b)    Taxes.

            All Taxes of the Sellers, of Peoples, Peoples Services or any of their subsidiaries or Affiliates or with respect to their investments, including but not limited to any and all investments sold or otherwise disposed of prior to the Closing Date, Peoples' interest in the Virginia Independent Telephone Alliance, L.C., and Peoples Services' interest in the Virginia PCS Alliance, L.C., attributable to any period prior to or on the Closing Date.

            (c)    Other Claims.

            Any Claim of a third party arising out of the business or operations of the Company prior to or on the Closing Date or any Claim relating to the Excluded Liabilities or Excluded Assets either prior to or after the Closing Date, or any Claim resulting from or arising out of the ownership, management or use of the Shares and/or the business of the Company prior to or on the Closing Date.

            (d)    Related Expenses.

            All expenses and costs, including but not limited to legal fees, reasonably paid or incurred in connection with any such indemnified Claim.

      11.3 INDEMNIFICATION BY THE PURCHASER. After the Closing, subject to the limitations set forth in Section 11.1, the Sellers and their respective heirs, successors, representatives and assigns shall be indemnified and held harmless by the Purchaser against and in respect of any and all damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) resulting from, or in respect of, any of the following:

            (a)    Misrepresentation or Breach.

            Any misrepresentation or breach of warranty of the Purchaser, or nonfulfillment of any obligation on the part of the Company (to be performed after the Closing) or the Purchaser under this Agreement, or contained in any Schedule or Exhibit to this Agreement or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement or instrument delivered by or on behalf of the Purchaser hereunder.

            (b)    Taxes.

            All Taxes of the Purchaser or of the Company attributable to any period after the Closing Date.

            (c)    Other Claims.

            Any Claim of a third party arising out of the business or operations of the Company after the Closing Date, or any Claim resulting from or arising out of the ownership, management

            (d)    Related Expenses.

            All expenses and costs, including but not limited to legal fees, reasonably paid or incurred in connection with any such indemnified Claim.

      11.4 THIRD PARTY CLAIMS.

            (a)    Generally.

            Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "INDEMNITEE") of notice of the commencement of any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation another party to this Agreement (hereinafter the "INDEMNITOR") is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee shall, if a claim thereon is to be, or may be, made against the Indemnitor, immediately notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim or process and all legal pleadings. The Indemnitee's failure to give timely notice as required by this Section 11.4(a) shall not serve to eliminate or limit the Indemnitor's obligation to indemnify the Indemnitee unless such failure prejudices the rights of the Indemnitor, and then only to the extent of such prejudice. Moreover, the Indemnitee shall have the right to take any actions or steps it deems reasonable to avoid the occurrence of any prejudice to the rights of the Indemnitee. The Indemnitor shall have the right to assume the defense of such action with counsel of reputable standing unless with respect to such action (A) injunctive or equitable remedies have been sought therein in respect of the Indemnitee or its business or (B) such action is for an alleged amount of less than Five Thousand Dollars ($5,000); PROVIDED, that the Indemnitee and counsel to the Indemnitee shall have the right to participate in the defense of any and all Claims pursuant to the provisions of Section 11.4(b) hereof. The Indemnitor and the Indemnitee shall reasonably cooperate in the defense of such Claims. If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall immediately pay such amount to the Indemnitee in order to enable the Indemnitee to make such payment, and otherwise shall promptly reimburse the Indemnitee in an amount equal to the amount of such payment, in either case, plus all reasonable out-of-pocket expenses (including legal fees and expenses) incurred by such Indemnitee at the specific request of the Indemnitor, as provided above, or as otherwise authorized by Section 11.4(b) hereof, in connection with such obligation or liability subject to this Article XI. No Indemnitor, in the defense of any such Claim, shall, except with the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such Claim. In the event that the Indemnitor does not accept the defense of any matter for which it is entitled to assume such defense as provided in this Section 11.4(a), the Indemnitee shall have the full right to defend against any such Claim and shall be entitled to settle or agree to pay in full such Claim in its sole discretion. With respect to any matter as to which the Indemnitor is not entitled to assume the defense pursuant to the terms of this Section 11.4(a), the Indemnitee shall not enter into any settlement for which an indemnification Claim will be made hereunder without the approval of the Indemnitor, which shall not be unreasonably withheld.

            (b)    Counsel.

            An Indemnitee shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnitee, unless (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such Claim and the Indemnitor has agreed in writing to pay such fees and expenses, or (ii) the Indemnitor shall not have employed counsel in the defense of such Claim (which counsel may be in-house counsel unless and until a lawsuit has been commenced). In either of which events, such fees and expenses of not more than one additional counsel for the Indemnitee shall be borne by the Indemnitor.

      11.5 OTHER CLAIMS.

           (a)   In the event an Indemnitee should have a claim under this
Article XI against an Indemnitor that does not involve a third party Claim, the Indemnitee shall promptly give notice (the "INDEMNITEE NOTICE") and the details thereof, including copies of all relevant information and documents, to the Indemnitor within a period of thirty (30) days following the discovery of the claim by the Indemnitee (the "CLAIM NOTICE PERIOD"). The failure by any Indemnitee to give the Indemnitee Notice within the Claim Notice Period shall not impair the Indemnitee's rights hereunder except to the extent that the Indemnitor demonstrates that it has been prejudiced thereby. The Indemnitor will notify the Indemnitee within a period of ten
(10) days after the receipt of the Indemnitee Notice by the Indemnitor (the "INDEMNITY RESPONSE PERIOD") whether the Indemnitor disputes its liability to the Indemnitee under this Article XI with respect to such Claim. If the Indemnitor notifies the Indemnitee that it does not dispute the Claim described in such Indemnitee Notice or fails to notify the Indemnitee within the Indemnity Response Period whether the Indemnitor disputes the claim described in such Indemnitee Notice, the actual damages as finally determined will be conclusively deemed to be a liability of the Indemnitor under this
Article XI and the Indemnitor shall pay the amount of such damages to the Indemnitee on demand. If the Indemnitor notifies the Indemnitee within the Indemnity Response Period that the Indemnitor disputes its liability with respect to such Claim, the Indemnitor and the Indemnitee will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within a period of thirty (30) days from the date of such notice or such longer period as may be agreed to by the parties in writing, such dispute shall be resolved by arbitration in accordance with Section 11.5(b) hereof.

           (b) Any dispute required to be submitted to arbitration pursuant to this Section 11.5 shall be finally and conclusively determined in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "RULES OF ARBITRATION") then in effect by the decision of three (3) arbitrators (the "BOARD OF ARBITRATION") selected in accordance with the Rules of Arbitration. The Board of Arbitration shall meet in Charlotte, North Carolina and shall render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to and stating the amount, if any, which the Indemnitor is required to pay to the Indemnitee in respect of the claim made by the Indemnitee. The decision of the Board of Arbitration shall be rendered as soon as practical following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnitee and the Indemnitor. Any decision made by the Board of Arbitration shall be final, binding and conclusive on the Indemnitee and the Indemnitor and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction.

            The parties hereto hereby consent to the jurisdiction of the foregoing Board of Arbitration and to the jurisdiction of any local, state or Federal court located in the State of North Carolina for the purpose of enforcing the decision or award of the Board of Arbitration or otherwise. The parties hereto agree that all service of process may be made on any such party by personal delivery or by registered or certified mail addressed to the appropriate party at the address for such party set forth in this Agreement.

            All fees, costs and expenses of the prevailing party in any arbitration, including, but not limited to, attorneys' fees, shall be paid by the losing party and shall be awarded to the prevailing party as part of the decision of the Board of Arbitration. For purposes hereof, a "PREVAILING PARTY" shall mean the party which substantially prevails in its position in arbitration. Each and every arbitration proceeding commenced pursuant to this
Section 11.5(b) shall be consolidated with any arbitration proceedings simultaneously or previously commenced (but not concluded) under this Section 11.5(b).

      11.6 CONTINUED LIABILITY FOR INDEMNITY CLAIMS. The liability of any Indemnitor hereunder with respect to Claims hereunder shall continue for so long as any Claims for indemnification may be made hereunder pursuant to this Article XI and, with respect to any such indemnification Claims duly and timely made, thereafter until the Indemnitor's liability therefore is finally determined and satisfied.

      11.7 BASKET AMOUNT.

            (a)    Indemnification by the Sellers.

            Notwithstanding anything to the contrary herein, Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in Section 11.2 of this Agreement until the total of all damages suffered by the Purchaser and/or its Affiliates exceeds Fifty Thousand Dollars ($50,000.00)(the "Basket Amount"), and then only for the amount by which such damages exceed the Basket Amount.

            (b)    Indemnification by the Purchaser.

            Further, notwithstanding anything to the contrary herein, Purchaser will have no liability (for indemnification or otherwise) with respect to the matters described in Section 11.3 of this Agreement (other than the nonfulfillment, in whole or in part, of any obligation on the part of the Purchaser under this Agreement which relates to the payment of the Adjusted Purchase Price) until the total of all damages suffered by the Sellers and/or their Affiliates exceeds the Basket Amount and then only for the amount by which such damages exceed the Basket Amount.

            (c)    Aggregation.

            Notwithstanding the foregoing, to the extent indemnification is sought under Sections 11.2(a) or 11.3(a) of this Agreement, any and all misrepresentations or breaches or nonfullfilments shall be aggregated for purposes of determining if the Basket Amount has been met. By way of example, and not by way of limitation, if Sellers shall have failed to perform three obligations of the type referred to in Section 2.12(b) hereof, each causing damages of $20,000, then payment in the amount of $10,000 shall be made to Purchaser as provided herein (representing the excess of such damages over the Basket Amount of $50,000).

      11.8 RIGHT OF OFFSET. From and after the Closing Date through the longer of (a) the Indemnification Period or (b) any continuation thereof as provided in Section 11.6, the Purchaser shall have the right to set off against any and all payments due from the Purchaser to any or all of the Sellers under their respective Noncompetition and/or Employment Agreements any amount for which the Purchaser is entitled to indemnification by the Sellers under this
Article XI.

      11.9 ESCROW OF LIQUID ASSETS.

           (a) ESTABLISHMENT OF ESCROW ACCOUNT. Three Hundred Thousand Dollars ($300,000) of the Adjusted Purchase Price otherwise payable to the Sellers for their Shares hereunder (inclusive of any investment earnings thereon, the "ESCROW FUNDS") shall be maintained in an escrow account (the "ESCROW
ACCOUNT"), with Centura Bank (the "ESCROW AGENT"), pursuant to the terms and provisions of an Escrow Agreement to be executed at Closing in substantially the form attached hereto as Exhibit 11.9 hereto (the "ESCROW AGREEMENT").

           (b) PURPOSE OF ESCROW ACCOUNT. The Company formerly owned a Twenty-Five Percent (25%) interest in 360 Communications of Danville Limited Partnership ("360"). The Sellers and the Company acknowledge that the IRS is currently conducting audits of the tax returns filed on behalf of 360 with respect to 360's 1993 and 1994 tax years. The subject of such audits is set forth in two 60 Day Letters from the IRS to the Company, each dated March 8, 1999 and identified by reference codes CP:E:ESS 03081999-0327 and CP:E:ESS 03081999-0330, respectively (collectively, with all attachments thereto, the "60 DAY LETTERS"), and in the June 3, 1999 Protest Letter to the IRS by 360's Tax Matters Partner (the "PROTEST Letter")(the subject matter of such audits, as specifically set forth in the 60 Day Letters and/or the Protest Letter, is hereinafter referred to as the "360 AUDIT ISSUES").

      The Company sold all of its interest in 360 in 1998. The Company and the Sellers acknowledge, however, that the 360 Audit Issues may result in the payment of taxes, penalties, fees, fines and/or other expenses (including legal fees) by the Company with respect to the tax years 1993, 1994, 1995, 1996, 1997 and 1998 (any and all such taxes, penalties, fees, fines and/or other expenses pertaining to or arising from the 360 Audit Issues are hereinafter referred to collectively as the "360 AUDIT PAYABLES").

      The Sellers acknowledge that under the terms of Sections 11.1 and 11.2 hereof, they are liable for the 360 Audit Payables. However, due to the ongoing nature of the IRS audits, it is not possible at this time to determine with certainty the amount of the 360 Audit Payables. Further, the Purchaser does not desire to have to seek such indemnification and the Sellers do not desire to be in a position of having to seek payment from one another to cover indemnity obligations at such time as the amount of the 360 Audit Payables becomes known. Therefore, the Sellers and the Purchaser have agreed that a reasonable estimate of the 360 Audit Payables is $300,000, and have agreed to establish the Esrow Account and set aside the Escrow Funds for the payment of the 360 Audit Payables at such time as the IRS audits are resolved.

           (c) TERM OF ESCROW; ADMINISTRATION. The term of the Escrow Agreement (the "ESCROW TERM") shall commence upon the Closing and continue until the sooner of a. the exhaustion of the Escrow Funds as a result of the payment of the 360 Audit Payables, (ii) the final resolution of all IRS audits with respect to all of the 360 Audit Issues for the tax years 1993 through 1998, or (iii) the expiration of the applicable statutes of limitations (including any extensions thereof) with respect to all of the 360 Audit Issues for the tax years 1993 through 1998. During the Escrow Term, the Purchaser (acting on its own behalf or through the Company) shall be responsible for and have sole authority with respect to all correspondence, negotiations and settlements with the IRS regarding the 360 Audit Issues. The Purchaser and the Sellers agree to provide each other with reasonable cooperation throughout the continuation of all audits regarding the 360 Audit Issues, so as to keep one another informed of the current status of such audits and to assist one another with any necessary data production, document preparation or negotiations.

           (d) ESCROW AS SOLE REMEDY. The Sellers agree that the Basket Amount set forth in Section 11.7 hereof shall not apply with respect to the 360 Audit Payables. The Purchaser agrees that the 360 Audit Payables shall be paid solely from the Escrow Funds and that to the extent the 360 Audit Payables exceed the Escrow Funds, the Purchaser shall not be entitled to seek indemnification from the Sellers with respect to any such excess.

                            XII. GENERAL PROVISIONS

      12.1 AMENDMENT AND MODIFICATION. Subject to applicable Regulations, this Agreement may be amended, modified and supplemented at any time with respect to any of the terms contained herein, by a written agreement signed by all of the parties hereto.

      12.2 WAIVER. The failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

      12.3 CERTAIN DEFINITIONS.

      "ADJUSTED PURCHASE PRICE" shall have the meaning ascribed to such term in
Section 1.2 hereof.

      "AFFILIATE" shall mean, with regard to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to any Person who is an individual, the spouse, ancestors and descendants (lineal or by marriage) thereof. "CONTROL" (including, with correlative meaning, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

      "AGREEMENT" shall have the meaning ascribed to such term in the preamble hereof.

      "AUTHORITY" shall mean any governmental authority, including, without limitation, the FCC and the VSCC and all municipalities in which Peoples, Peoples Services and/or any of their subsidiaries or Affiliates engage in business, and any other governmental, regulatory or administrative body, agency, commission, board of arbitrators, or any court or judicial authority, whether Federal, state, local or foreign.

      "BASE PURCHASE PRICE" shall have the meaning ascribed to such term in
Section 1.2 hereof.

      "BUSINESS DAY" shall mean any day that is not a Saturday or Sunday and that in Gretna, Virginia, or Charlotte, North Carolina, is not a day on which banking institutions are generally authorized or obligated by Regulation to close.

      "CERCLA" shall have the meaning ascribed to such term in Section 2.21(c) hereof.

      "CERCLIS" shall have the meaning ascribed to such term in Section 2.21(c) hereof.

      "CLAIM" shall mean any action, written claim, complaint, lawsuit, written demand, suit, notice of a violation, litigation, proceeding, arbitration or other dispute noticed in writing, or otherwise, whether civil, criminal, administrative or otherwise, by any Authority or other Person.

      "CLOSING" shall have the meaning ascribed to such term in Section 9.1 hereof.

      "CLOSING DATE" shall have the meaning ascribed to such term in Section 9.1 hereof.

      "CLOSING BALANCE SHEET" shall have the meaning ascribed to such term in
Section 1.3 hereof.

      "COMPANY" shall have the meaning ascribed to such term in the preamble hereof, but with respect to all representations, warranties, covenants and agreements contained herein or in any Exhibit or Schedule hereto shall mean Peoples, Peoples Services and all of their subsidiaries and Affiliates.

      "CONTRACT" shall mean any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

      "ENVIRONMENTAL LAW" shall mean any Regulation or Order, including, but not limited to, any term or condition included in a validly issued Permit to construct or operate a facility subject to any Regulation or Order, which relates to or otherwise imposes liability or standards of conduct concerning environmental matters, mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water or land or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous wastes, substances or materials, including (but not limited to) CERCLA, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "SUPERLIEN" law and any other similar Regulation by any Authority in effect on or before the Closing Date.

      "ENVIRONMENTAL PERMIT" shall mean a Permit relating to or required by any Environmental Law.

      "ERISA" shall have the meaning ascribed to such term in Section 2.19 hereof.

      "ERISA PLANS" shall have the meaning ascribed to such term in Section 2.19 hereof.

      "FCC" shall mean the Federal Communications Commission.

      "FINANCIAL STATEMENTS" shall have the meaning ascribed to such term in
Section 2.9 hereof.

      "GAAP" shall mean United States generally accepted accounting principles, consistently applied, as in existence at the date hereof and/or at the Closing Date.

      "HAZARDOUS MATERIALS" shall have the meaning ascribed to such term in
Section 2.21(a) hereof.

      "IMPROVEMENTS" shall have the meaning ascribed to such term in Section 2.14(c) hereof.

      "INDEMNITEE" shall have the meaning ascribed to such term in Section 11.4(a) hereof.

      "INDEMNITOR" shall have the meaning ascribed to such term in Section 11.4(a) hereof.

      "IRC" or the "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      "IRS" means the Internal Revenue Service.

      "LIEN" shall mean any security interest, lien, mortgage, pledge, hypothecation, encumbrance, claim, easement, restriction (on transfer or otherwise) or interest of another Person of any kind or nature.

      "MATERIAL ADVERSE CHANGE" shall mean any developments or changes which would have a Material Adverse Effect.

      "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, any circumstances, state of facts or matters which could reasonably be expected, either individually or in conjunction with any other circumstance, state of facts or matter, to have a material adverse effect in respect of such Person's business, business prospects, properties, assets, regulatory climate, condition (financial or otherwise) or results of operations.

      "NET WORKING CAPITAL" shall have the meaning ascribed to such term in
Section 1.2 hereof.

      "ORDER" shall mean any judgment, decree (consent or otherwise), order, injunction (preliminary or permanent), stipulation, ruling, decree or consent of or by an Authority.

      "PCB" shall mean polychlorinated biphenyls.

      "PERCENTAGE INTERESTS" shall have the meaning ascribed to such term in
Section 1.3 hereof.

      "PERMITS" shall have the meaning ascribed to such term in Section 2.26 hereof.

      "PERMITTED LIENS" shall mean (i) statutory Liens for Taxes not yet due and payable, (ii) such imperfections or irregularities of title, liens, easements, charges or encumbrances as do not interfere with the present use of the properties or assets subject thereto or affected thereby, do not otherwise impair present business operations at such properties, or do not have a Material Adverse Effect on the value of such properties and assets and (iii) Liens existing at the Closing Date with respect to the Total Long Term Debt, but only to the extent such particular items of Total Long Term Debt are accounted for in determining the Adjusted Purchase Price, and such Liens are fully disclosed on
Schedule 2.14(a) hereto.

      "PERSON" shall mean any corporation, partnership, joint venture, organization, entity, Authority or natural person, together with any and all heirs, successors, representatives and assigns thereof.

      "PENSION BENEFIT PLAN" shall have the meaning ascribed to such term in
Section 2.19 hereof.

      "PRICE PER SHARE" shall have the meaning ascribed to such term in Section
1.2 hereof.

      "PROPRIETARY RIGHTS" shall mean all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, registrations and applications for registrations, (ii) trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof and (iii) copyrights and registrations and applications for registration thereof.

      "PURCHASER" shall have the meaning ascribed to such term in the preamble hereof.

      "REGULATION" shall mean any law, statute, regulation, ordinance, requirement, rule, executive order or binding action of or by an Authority.

      "RELEASE" shall have the meaning ascribed to such term in Section 9601(22) of Title 42 of the United States Code.

      "SELLER" or "SELLERS" shall have the meaning ascribed to such term in the preamble hereof.

      "SHARES" shall have the meaning ascribed to such term in the recitals hereof.

      "TAX RETURNS" shall have the meaning ascribed to such term in Section 2.16(a) hereof.

      "TAX" or "TAXES" means any income, gross receipt, net proceeds, alternative or add-on minimum, AD VALOREM, value added, estimated, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, foreign, fuel, excess profits, occupational and interest equalization, windfall profits, severance and other taxes, charges, fees, levies or other assessments of any kind whatsoever (including interest, penalties, fines and additions thereto) imposed by any taxing Authority, Federal, state, local or foreign.

      "TOTAL LONG TERM DEBT" shall have the meaning defined in the Financial Statements, computed in accordance with GAAP, consistently applied. By way of example and not limitation, "Total Long Term Debt" shall specifically not include future capital contribution requirements and/or guarantees of indebtedness by the Company with respect to the Virginia PCS Alliance, L.C..

      "UNAUDITED FINANCIAL STATEMENTS" shall have the meaning ascribed to such term in Section 2.9 hereof.

      "VSCC" shall mean the Virginia State Corporation Commission.

      "WELFARE BENEFIT PLAN" shall have the meaning ascribed to such term in
Section 2.19 hereof.

      12.4 NOTICES. All notices, claims, requests, demands or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, by first class certified mail, return receipt requested, with postage paid, or by receipted overnight courier service to the intended recipient at the address specified below or at such other address as shall be designated by such party in any notice to the other parties.


NOTICES TO PURCHASER:                     WITH A COPY TO:
--------------------                      --------------

MJD Ventures, Inc.                        Underwood Kinsey Warren & Tucker,
521 East Morehead Street                  P.A.
Suite 250                                 201 S. College Street
Charlotte, NC   28202                     Suite 2020
ATTN: Eugene B. Johnson, Vice Chairman    Charlotte, NC 28244-2020
and Executive Vice President              ATTN: Shirley J. Linn, Esq.
(704) 344-8150  (Phone)                   (704) 333-1200  (Phone)
(704) 344-8121  (Fax)                     (704) 377-9630  (Fax)
gene.johnson@mjd.com(E-Mail)              sjl@ukwt.com    (E-Mail)


NOTICES TO THE
COMPANY AND TO THE SELLERS                WITH A COPY TO:
--------------------------                --------------

Mr. E. B. Fitzgerald, IV                  Caskie & Frost
3000 East Gretna Rd.                      2306 Atherholt Road
Gretna, VA 24557                          P.O. Box 6360
(804) 656-2291  (Phone)                   Lynchburg, VA 24505
                                          ATTN: Theodore J. Craddock, Esq.
                                          (804)846-2731   (Phone)
                                          (804) 846-0496  (Fax)
                                          tcraddock@CaskieFrost.com (E-Mail)


      12.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto; PROVIDED, that the Purchaser may, without the prior written consent of the Sellers or any other party hereto, assign its rights and obligations hereunder and under any other Contracts or documents executed or delivered in connection herewith to (i) an Affiliate of the Purchaser, including but not limited to MJD Communications, Inc. or MJD Services Corp., or (ii) its lenders as collateral in connection with the financing of the transactions contemplated hereby. No such assignment shall relieve the assignor of such assignor's liability for any and all continuing obligations hereunder, however.

      12.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Virginia, without regard to its principles of conflict of laws.

      12.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12.8 HEADINGS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      12.9 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements and understandings, oral or written, express or implied, among the parties with respect to such subject matter. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings among the parties with respect to such subject matter other than those expressly set forth or referred to herein.

      12.10 NO BENEFIT. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

      12.11 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of another party hereto under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein or of or in any similar breach or default thereafter occurring. All remedies, whether under this Agreement, by Regulation or otherwise, afforded to any party shall be cumulative and not alternative.

      12.12 SEVERABILITY. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      12.13 EXPENSES. Each of the parties hereto shall bear its own expenses, including, without limitation, legal fees, taxes and expenses, with respect to this Agreement and the transactions contemplated hereby (which, with respect to such expenses incurred by or on behalf of the Sellers or the Company, shall be paid by the Sellers and not by the Company). Notwithstanding the foregoing, in the event a breach of Section 6.4 hereof occurs and the transactions contemplated hereby are not consummated, the Sellers shall pay to the Purchaser the Purchaser's out-of-pocket fees, including, without limitation, legal fees and expenses, incurred in connection with the transactions contemplated hereby. Additionally, notwithstanding the foregoing, (A) with respect to any Hart-Scott-Rodino filing necessitated by the transactions contemplated herein, (1) the Purchaser shall pay any and all applicable filing fees, and (2) each of the parties shall bear its own fees and expenses otherwise incurred in connection with the preparation of such filing, and (B) with respect to compliance with any notice and/or approval requirements of the Virginia State Corporation Commission necessitated by the transactions contemplated herein, any and all legal fees, filing fees and expenses of regulatory counsel incurred in connection therewith shall be paid one-half (1/2) by the Purchaser and one-half (1/2) by the Sellers (collectively).

      12.14 TIME OF THE ESSENCE. Time is strictly of the essence with respect to the provisions of this Agreement.

      12.15 INJUNCTIVE RELIEF. The parties hereby agree that any remedy at law for any breach of the provisions of this Agreement shall be inadequate and that the nonbreaching party shall be entitled to injunctive relief in addition to any other remedy which such nonbreaching party might have at law or in equity.






                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                               MJD VENTURES, INC.

                               /s/ Eugene B. Johnson
                               ----------------------------------------
                               By:    Eugene B. Johnson
                               Title: Vice Chairman and Executive Vice
                                      President

                               /s/ E.B. Fitzgerald, III           (SEAL)
                               -----------------------------------
                               E.B. FITZGERALD, III

                               /s/ E.B. Fitzgerald, IV            (SEAL)
                               -----------------------------------
                               E.B. FITZGERALD, IV

                               /s/ Ann F. Brown                   (SEAL)
                               -----------------------------------
                               ANN F. BROWN


                               PEOPLES MUTUAL TELEPHONE COMPANY

                               /s/ Ed Fitzgerald IV
                               ----------------------------------------
                               By:    Ed Fitzgerald IV
                               Title: President

                               /s/ F. Sue Fitzgerald              (SEAL)
                               -----------------------------------
                               F. SUE FITZGERALD

                               /s/ Winnie F. Smith                (SEAL)
                               -----------------------------------
                               WINNIE F. SMITH

                               /s/ Greg Smith                     (SEAL)
                               -----------------------------------
                               Greg SMITH

                               /s/ Winnie S. Leiendecker          (SEAL)
                               -----------------------------------
                               WINNIE S. LEIENDECKER

                               /s/ Emily W. Fitzgerald            (SEAL)
                               -----------------------------------
                               EMILY W. FITZGERALD

                               /s/ Ann F. Brown, custodian        (SEAL)
                               -----------------------------------
                               ANN F. BROWN, CUSTODIAN FOR
                               ROBERT F. BROWN

                               /s/ Ann F. Brown, custodian        (SEAL)
                               -----------------------------------
                               ANN F. BROWN, CUSTODIAN FOR
                               WILLIAM F. BROWN

                               /s/ E.B. Fitzgerald IV, custodian
                               ----------------------------------------
                               (SEAL)
                               E.B. FITZGERALD, IV, CUSTODIAN FOR
                               VICTORIA CREWS FITZGERALD

                               /s/ E.B. Fitzgerald IV, custodian
                               ----------------------------------------
                               (SEAL)
                               E.B. FITZGERALD, IV, CUSTODIAN FOR
                               EDMOND B. FITZGERALD, V

                               /s/ Gregory F. Smith, Custodian
                               ----------------------------------------
                               (SEAL)
                               GREGORY F. SMITH, CUSTODIAN FOR
                               LINDSAY ELAINE SMITH

                               /s/ Gregory F. Smith, Custodian
                               ----------------------------------------
                               (SEAL)
                               GREGORY F. SMITH, CUSTODIAN FOR
                               WINNIE RENEE SMITH

                               /s/ Winnie S. Leiendecker, custodian
                               ----------------------------------------
                               (SEAL)
                               WINNIE S. LEIENDECKER, CUSTODIAN FOR
                               KATHRYN FITZGERALD LEIENDECKER

                               /s/ Winnie S. Leiendecker, custodian
                               ----------------------------------------
                               (SEAL)
                               WINNIE S. LEIENDECKER, CUSTODIAN FOR
                               EMILY SUZANNE LEIENDECKER

                               /s/ Winnie S. Leiendecker, custodian
                               ----------------------------------------
                               (SEAL)
                               WINNIE S. LEIENDECKER, CUSTODIAN FOR
                               SAMUEL THOMAS LEIENDECKER

      Exhibit 7.7

      Opinion of Sellers' Counsel

      (attached)

      [LETTERHEAD OF CASKIE & FROST]





      _____________, 2000




MJD Ventures, Inc.
521 East Morehead Street
Suite 250
Charlotte, NC   28202

[LENDERS TO BE DETERMINED.]

________________________________
________________________________
________________________________

      Re:   Peoples Mutual Telephone Company

Ladies and Gentlemen:

      We have served as counsel to Peoples Mutual Telephone Company, its shareholders, subsidiaries and affiliates (Peoples Mutual Telephone Company with its subsidiaries and affiliates collectively, the "Company"), each a Virginia corporation or a resident of the state of Virginia, North Carolina or Maryland, as the case may be, in connection with the preparation, execution and delivery of the Stock Purchase Agreement dated as of December 10, 1999 among MJD Ventures, Inc. ("MJD"), the Company and the shareholders of the Company individually (such shareholders shall be referred to collectively herein as the "Shareholders"), relating to the purchase of all of the shares of capital stock of Peoples Mutual Telephone Company (the "Shares") owned by the Shareholders (such Stock Purchase Agreement, together with all Schedules thereto and all Exhibits executed by the Company and/or any or all of the Shareholders in connection therewith, referred to collectively hereinafter as the "Agreement"). This opinion is delivered to you pursuant to Section 7.7 of the Agreement. All capitalized terms used herein have the meaning assigned to them in the Agreement except as otherwise provided herein.

      In connection with the opinions expressed below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other writings of the Company, certificates of public officials or officers of the Company, and such other documents and writings as were deemed necessary or appropriate for the opinions hereinafter expressed.

      In making such examination and rendering the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such documents and the legal capacity of all natural persons.

MJD Ventures, Inc.
_____________________
_______________, 2000
Page 2


      For purposes of our opinion, we have assumed that the Agreement and all other instruments and documents executed and delivered pursuant thereto have been duly authorized, executed and delivered by all of the parties thereto other than the Company and the Shareholders.

      Whenever a statement herein is qualified by the phrases "known to us" or "to our best knowledge", or similar phrases, it is intended to indicate that during the course of our representation of the Company and the Shareholders and the transactions contemplated by the Agreement, and having made inquiry of the Shareholders and of certain officers of the Company as to such matters, no information that would give us actual knowledge of the inaccuracy of such statement has come to our attention. However, we have not undertaken any independent investigation or review to determine the accuracy of any such statement. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from our representation of the Company and the Shareholders.

      Our opinions as hereinafter expressed are subject to the following qualifications:

      1. Our opinions are subject to the effect of bankruptcy, fraudulent conveyance, insolvency, reorganization, arrangement, moratorium and other similar laws;

      2. Our opinions are subject to limitations imposed by laws and judicial decisions relating to or affecting the rights of creditors or secured creditors generally or general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) upon the enforceability of any of the remedies, covenants and other provisions of the Agreement and upon the availability of injunctive relief or other equitable remedies;

      3. We express no opinion as to the creation or enforceability of security interests or as to the recoverability of attorneys' fees and legal expenses;

      4. We express no opinion as to the laws or the effect or applicability of the laws of any jurisdiction other than the laws of the United States and the State of Virginia;

      5. The opinions expressed herein are as of the date hereof, and we undertake no responsibility to advise you of changes occurring after the date of this letter.

      Based upon the foregoing and subject to further assumptions, limitations and qualifications set forth below, we are of the opinion that:

            1. Peoples Mutual Telephone Company and each of its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Virginia with full corporate power and authority to carry on the business in which it is presently engaged and to own, lease and operate its properties as now being conducted and to perform its obligations under the Agreement. The Shareholders are all residents of Virginia, North Carolina or Maryland, as set forth on Schedule 2.7 to the Agreement.

MJD Ventures, Inc.
_____________________
_______________, 2000
Page 3


            2. The execution and delivery of the Agreement has been duly authorized and approved by the Company's board of directors and the Shareholders. The Agreement is a valid and binding obligation of the Company and the Shareholders, enforceable in accordance with its terms, subject to limitations and qualifications noted above. All persons who have executed this Agreement on behalf of the Company have been duly authorized to do so by all necessary action of the Company and its Shareholders.

            3. The authorized capital stock of Peoples Mutual Telephone Company consists of 12,000 shares of $25.00 par value common stock, of which 9,832 shares are issued and outstanding (the "Peoples Telephone Capital Stock"). Each Shareholder is the lawful owner of the number of shares of the Peoples Telephone Capital Stock reported in the Agreement. Peoples Mutual Telephone Company has no other class of stock authorized or issued and outstanding. All of the issued and outstanding shares of the Peoples Telephone Capital Stock are duly and validly issued and outstanding, are fully paid and nonassessable, were issued in compliance with all state and Federal laws and are held of record and beneficially by the Shareholders, all as more fully set forth on Schedule 2.7 to the Agreement. To the extent Schedule 2.7 to the Agreement indicates that any Shareholder holds shares of Peoples Telephone Capital Stock in the capacity of custodian, such custodian is duly authorized to execute the Agreement and take all actions contemplated thereby on behalf of the beneficial owner of such shares. The delivery by the Shareholders to Purchaser at Closing of certificates representing the Peoples Telephone Capital Stock will pass good and marketable title to all of the Peoples Telephone Capital Stock to Purchaser free and clear of all Liens, encumbrances, claims, restrictions and equities of any kind, other than as disclosed on Schedule 2.7 of the Agreement. There are no outstanding warrants, options, rights, puts, calls or other commitments of any nature relating to the Peoples Stock, and there are no outstanding securities or debt obligations of the Company convertible into shares of capital stock of the Company. To our best knowledge, none of the issued and outstanding shares of capital stock of the Company was issued in violation of preemptive rights. No shares of capital stock of the Company are held in the treasury of the Company.

            4. The foregoing opinions are equally applicable to the capital stock of each affiliate or subsidiary of the Corporation hereinafter set forth, except that the authorized, issued and outstanding capital stock of such corporations are as follows:

MJD Ventures, Inc.
_____________________
_______________, 2000
Page 4



                                                               Issued and
                                    Authorized                 Outstanding
           Corporation             Capital Stock               Capital Stock
           -----------             -------------               -------------
Peoples Mutual Services Company   Five Hundred (500)     one (1) share issued
                                  shares, no par common  to Peoples Mutual
                                  stock                  Telephone Company on
                                                         June 4, 1997, by
                                                         Certificate No. 1

            5. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated by the Agreement will not: a. violate or result in a breach of or default or acceleration under the Articles of Incorporation or Bylaws of the Company, as such have been amended, or, to our best knowledge, any instrument or agreement to which the Company or the Shareholders are a party or are bound which would have a material adverse effect on the Company's properties or operations; (ii) to our best knowledge, violate any judgment, order, injunction, decree or award against or binding upon the Company or upon the Peoples Telephone Capital Stock or other securities, property or business of the Company which would have a material adverse effect on the Company's properties or operations; (iii) to our best knowledge, result in the creation of any material lien, charge or encumbrance upon the properties or assets of the Company or the Peoples Telephone Capital Stock; or (iv) violate any law or regulation of any jurisdiction relating to the Company or the Peoples Telephone Capital Stock or other securities, property or business of the Company, assuming all required regulatory approvals have been obtained in connection with the transactions contemplated by the Agreement as provided in the Agreement.

            6. To our best knowledge, there is no litigation, claim or proceeding, pending or threatened against the Company or the Shareholders, or against any of their respective assets or properties, or relating to the ownership of any or all of the Peoples Telephone Capital Stock, or which questions the validity or enforceability of the Agreement, or which could prevent, hinder or delay consummation of the Agreement or any of the transactions contemplated thereby.

            7. To our best knowledge, there is not pending any threatened or existing claim, unsatisfied judgment, litigation, governmental investigation or proceeding before any court, arbitrator or Federal, state or other governmental commission, board or other agency by or against the Company or the Shareholders or adversely affecting the operations or

MJD Ventures, Inc.
_____________________
_______________, 2000
Page 5


                 financial condition of the Company or its business, property, business prospects or assets.

            8. To our best knowledge, the Shareholders and the Company have given all notices to and have obtained from all local, state and Federal regulatory authorities any and all approvals, consents, permits and authorizations required in order to consummate the transactions contemplated in the Agreement.


            (i) Upon completion of the transactions contemplated by the Agreement, no Person, other than the Purchaser, shall have any ownership or other right in and/or to the Peoples Telephone Capital Stock or to the capital stock of Peoples Mutual Services Company or any subsidiaries thereof.

      The opinions expressed herein are solely for your benefit in connection with the Agreement and, without our express written consent, neither our opinions nor this opinion letter may be assigned, quoted or relied upon for any other purpose. No other person or entity may rely upon or claim reliance upon this opinion, and it is not to be quoted in whole or in part or otherwise referred to by any governmental agency or other person or entity without prior written consent of this firm.

                                    Very truly yours,




                                    By:_________________________________
                                    Name:______________________________
                                    Title:_____________________________

      Exhibit 7.8

      Restated Employment Agreement


      (attached)

Exhibit 7.9

      Noncompetition Agreement



            (attached)

Exhibit 7.10

      A. Brown Employment Agreement



            (attached)

Exhibit 8.5

      Opinion of Purchaser's Counsel


            (attached)



                     UNDERWOOD KINSEY WARREN & TUCKER, P.A.
                                ATTORNEYS AT LAW
                      CHARLOTTE PLAZA BUILDING, SUITE 2020
                            201 SOUTH COLLEGE STREET
                      CHARLOTTE, NORTH CAROLINA 28244-2020

RUSSELL M. BLACK
MARGO F. EVANS
RICHARD L. FARLEY
C. RALPH KINSEY, JR.                                       TELEPHONE
SHIRLEY J. LINN                                            704-333-1200
JANEEN R. MILLER
JOHN H. NORTHEY III
FRANCIS M. PINCKNEY III
CARLTON A. SHANNON, JR.                                    FACSIMILE
SUSAN L. SOWELL                                            704-377-9630
ROBERT B. TUCKER, JR.
WILLIAM E. UNDERWOOD, JR.
JOSEPH WARREN III

                         April 3, 2000

Shareholders of Peoples Mutual Telephone Company
123 Watts St.
Gretna, VA 24557-0367

Ladies and Gentlemen:

      We have acted as counsel to MJD Ventures, Inc., a Delaware corporation ("MJD" or the "Purchaser"), in connection with the purchase by the Purchaser of all of the capital stock of Peoples Mutual Telephone Company (collectively with all subsidiaries and affiliates thereof, the "Company") from E.B. Fitzgerald, III, E.B. Fitzgerald, IV and Ann F. Brown and all other holders thereof (collectively, the "Shareholders" or the "Sellers"), pursuant to a Stock Purchase Agreement entered into as of December 10, 1999 by, between and among the Purchaser, the Company, and the Sellers (such Stock Purchase Agreement, together with all Schedules thereto and all Exhibits executed by the Company and/or MJD in connection therewith, referred to collectively hereinafter as the "Agreement").

      This opinion is being delivered to you pursuant to Section 8.5 of the Agreement. Capitalized terms used herein which are not otherwise defined herein shall have the meanings set forth in the Agreement.

      In connection with this transaction, we have reviewed the Articles of Incorporation and Bylaws (the "Organizational Documents") of the Purchaser, the Agreement and such other instruments and documents as are executed and delivered pursuant to the Agreement, and have examined such other records and information

Shareholders of Peoples Mutual Telephone Company
April 3, 2000
Page 2


and have conducted such other investigations as we have deemed necessary to render the opinion set forth below. As to facts material to our opinion, we have relied upon the factual representations of the Purchaser in the Agreement, certificates from certain state authorities and on those certificates delivered at Closing.

      We have assumed the conformity of all copies to the originals of all documents reviewed by us, the genuineness of all signatures (other than those of the shareholders directors and officers of the Purchaser) and the authenticity of all documents submitted to us (whether originals or copies).

      For the purposes of our opinion, we have assumed that the Agreement and all other instruments and documents executed and delivered pursuant thereto have been duly authorized, executed and delivered by all of the parties thereto other than the Purchaser.

      Whenever a statement herein is qualified by the phrases "known to us" or "to our knowledge", or similar phrases, it is intended to indicate that during the course of our representation of the Purchaser and the transactions contemplated by the Agreement, and having made inquiry of certain officers of the Purchaser as to such matters, no information that would give us actual knowledge of the inaccuracy of such statement has come to our attention. However, we have not undertaken any independent investigation or review to determine the accuracy of any such statement. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from our representation of the Purchaser.

      Based upon the foregoing, and subject to the assumptions and qualifications herein set forth, it is our opinion that:

      1. MJD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on the business in which it is engaged, to own, lease and operate its properties, and to enter into and to perform its obligations under the Agreement.

      2. The execution and delivery of the Agreement was duly authorized and approved by the Board of Directors of MJD. The Agreement is a valid and binding obligation of MJD enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or

Shareholders of Peoples Mutual Telephone Company
April 3, 2000



similar laws now or hereafter in effect relating to creditors' rights in the event of future bankruptcy, insolvency or reorganization of the Purchaser, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All persons who have executed the Agreement on behalf of MJD have been duly authorized to do so by all necessary corporate action.

      3. To our knowledge, MJD has given all notices to and has obtained from all local, state and Federal regulatory authorities any approvals, consents, permits and authorizations required in order to consummate the transactions contemplated in the Agreement.

      The opinions expressed herein are based upon and limited to matters governed by the laws of the State of North Carolina and the State of Delaware, and we express no opinion as to any matter governed by the laws of any other jurisdiction. We are not authorized to practice law in the State of Delaware and the opinions set forth herein are rendered solely upon our review of applicable provisions of Delaware corporation law as currently published in standard compilations and such consultations with Delaware local counsel as we have deemed necessary or appropriate.

      This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur. This opinion is limited to matters herein, and no opinion may be inferred or implied beyond the matters expressly stated herein.

      This opinion is being furnished to you in connection with the transactions contemplated by the Agreement. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose nor relied upon by any other person or entity without our prior written consent.

      Finally, the opinions expressed herein represent our reasonable judgment as to the matters of law addressed herein, based upon the facts presented or assumed, and are not, and should not be construed or considered as, a guaranty.

                                Very truly yours,


                                UNDERWOOD KINSEY WARREN & TUCKER, P.A.

                                  Exhibit 11.9

                                Escrow Agreement

        (attached)

                                  Schedule 1.4

                         Excluded Assets and Liabilities

            ASSETS:

            LIABILITIES:

                                  Schedule 2.3

                                  No Violations

                     [Hart-Scott-Rodino filing is required.]

                                  Schedule 2.4

                          Subsidiaries and Investments

      [Please provide details with respect to the following, as well as all other subsidiaries, affiliates or investments:]

RUS Telephone Bank Class B Stock

RUS Telephone Bank Class C Stock

Peoples Mutual Services Company Capital Stack

Communications Satellite Capital Stock

Ownership Interest in Virginia Independent Telephone Alliance

Ownership Interest in Virginia PCS Alliance, L.C.
      (Please give details regarding capital call and guaranty obligations)

Trigon Healthcare, Inc. Capital Stock

Illuminet Holdings, Inc; Capital Stock

Ascent Entertainment Group, Inc. Capital Stock

Split Dollar Life Insurance [Will this be an excluded asset? Should there be a purchase price adjustment?]

                                   Section 2.5

                                  Capital Stock

                                  Schedule 2.6

                                 Corporate Books

Directors and Officers for Peoples Mutual Telephone Company:

      Directors:

      Officers:   President
                  Vice President
                  Secretary/Treasurer

For Peoples Mutual Services Company:

      Directors:

      Officers:   President
                  Vice President
                  Secretary/Treasurer

                                  Schedule 2.7

                     List of Shareholders/No Liens on Shares

----------------------------------------------------------------------------------------------------------
                                     PEOPLES MUTUAL TELEPHONE COMPANY
                                              COMMON STOCK
----------------------------------------------------------------------------------------------------------
                   NAME                     FEDERAL ID NUMBER      SHARES OWNED           % OF STOCK
                   ----                     -----------------      ------------           ----------
                                                                                           OWNERSHIP
                                                                                           ---------
----------------------------------------------------------------------------------------------------------
F. Sue Fitzgerald                              ###-##-####              806                  8.20%
P.O. Box 594
Mars Hill, NC 28754
----------------------------------------------------------------------------------------------------------
Winnie F.Smith                                 ###-##-####              201                  2.04%
1210 Onslow Drive
Greensboro, NC 27408
----------------------------------------------------------------------------------------------------------
Greg Smith                                     ###-##-####              372                  3.78%
3417 Stratford Road
New Bern, NC 28562-4525
----------------------------------------------------------------------------------------------------------
Winnie S. Leiendecker                          ###-##-####              392                  3.99%
10 Cinnabar Court
Gaithersburg, MD 20879
----------------------------------------------------------------------------------------------------------
E.B. Fitzgerald, IV                            ###-##-####             3463                 35.23%
3000 East Gretna Road
Gretna, VA 24557
----------------------------------------------------------------------------------------------------------
Ann F. Brown                                   ###-##-####             3296                 33.53%
2620 East Gretna Road
Gretna, VA 24557
----------------------------------------------------------------------------------------------------------
E.B. Fitzgerald, III                           ###-##-####               24                  0.24%
P.O. Box 367
Gretna, VA 24557-0367
----------------------------------------------------------------------------------------------------------
Emily W. Fitzgerald                            ###-##-####               24                  0.24%
P.O. Box 367
Gretna, VA 24557-0367
----------------------------------------------------------------------------------------------------------
Ann F. Brown, Custodian for                    ###-##-####              241                  2.45%
Robert F. Brown
2620 East Gretna Road
Gretna, VA 24557
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                     PEOPLES MUTUAL TELEPHONE COMPANY
                                              COMMON STOCK
----------------------------------------------------------------------------------------------------------
                   NAME                     FEDERAL ID NUMBER          OWNED              % OF STOCK
                   ----                     -----------------          -----              ----------
                                                                                           OWNERSHIP
                                                                                           ---------
----------------------------------------------------------------------------------------------------------
Ann F. Brown, Custodian for                    ###-##-####               241                 2.45%
William F. Brown
2620 East Gretna Road
Gretna, VA 24557
----------------------------------------------------------------------------------------------------------
E.B. Fitzgerald, IV, Custodian for             ###-##-####               241                 2.45%
Victoria Crews Fitzgerald
3000 East Gretna Road
Gretna, VA 24557
----------------------------------------------------------------------------------------------------------
E.B. Fitzgerald, IV, Custodian for             ###-##-####               241                 2.45%
Edmond B. Fitzgerald, V
3000 East Gretna Road
Gretna, VA 24557
----------------------------------------------------------------------------------------------------------
Gregory F. Smith, Custodian for                ###-##-####                56                 0.59%
Lindsay Elaine Smith
3417 Stratford Road
New Bern, NC 28562-4525
----------------------------------------------------------------------------------------------------------
Gregory F. Smith, Custodian for                ###-##-####                58                 0 59%
Winnie Renee Smith
3417 Stratford Road
New Bern, NC 28562-4525
----------------------------------------------------------------------------------------------------------
Winnie S. Leiendecker, Custodian               ###-##-####                58                 0.59%
for Kathryn Fitzgerald Leiendecker
10 Cinnabar Court
Gaithersburg, MD 20879
----------------------------------------------------------------------------------------------------------
Winnie S. Leiendecker, Custodian               ###-##-####                58                  O.59%
for Emily Suzanne Leiendecker
10 Cinnabar Court
Gaithersburg, MD 20879
----------------------------------------------------------------------------------------------------------
Winnie S. Leiendecker, Custodian               ###-##-####                58                  0.59%
for Samuel Thomas Leiendecker
10 Cinnabar Court
Gaithersburg, MD 20879
----------------------------------------------------------------------------------------------------------
            TOTAL                                                       9832                100.00%
----------------------------------------------------------------------------------------------------------
Total shares authorized by
charter--12,000 shares
----------------------------------------------------------------------------------------------------------

                                  Schedule 2.10

                                    Employee

a.    PEOPLES MUTUAL TELEPHONE COMPANY

            Full-time Employees:

            Part-time Employees:

b.    PEOPLES MUTUAL SERVICES COMPANY

            Full-time Employees:

            Part-time Employees:

                                VACATION SCHEDULE

      The following persons who will remain Company employees post-Closing have the following amounts of vacation per year:

                                [Please provide.]

                                  Schedule 2.11

                                 Certain Changes

[PLEASE PROVIDE DETAILS REGARDING LIQUIDATION OF INTEREST IN 360
COMMUNICATIONS.]

Distribution of Excluded Assets and Liabilities prior to Closing as set forth on
Schedule 1.4

                                  Schedule 2.12

                                    Contracts

[PLEASE PROVIDE DETAIL REGARDING RUS/RTB DEBT OBLIGATIONS, AS WELL AS INTERNET RESELLER AGREEMENT WITH GAMEWOOD DATA SYSTEMS, INC. AND ALL OTHER APPLICABLE CONTRACTS.]

                                Schedule 2.14(a)

                              Owned property, Liens

A.    Real Property:

      [PLEASE PROVIDE LEGAL DESCRIPTIONS FOR ALL OWNED REAL PROPERTY.]

      [PLEASE PROVIDE INFORMATION REGARDING ALL MORTGAGEE/UCC FILINGS WITH RUS/RTB.]

B.    Personal Property:

      [PLEASE PROVIDE A COPY OF PERSONAL PROPERTY LIST.]

      (PLEASE PROVIDE INFORMATION REGARDING ALL PLEDGES TO RUS/RTB.]

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                                Schedule 2.14(b)

                                 Leased Property

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                                Schedule 2.14(c)

                          Regulatory/Zoning Compliance

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                                Schedule 2.14(e)

                                    Condition

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                                  Schedule 2.15

                                   Litigation

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                                  Schedule 2.l6

                                   Tax Matters

          [PLEASE PROVIDE DETAILS WITH RESPECT TO ALL DEFERRED TAXES.]

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                                  Schedule 2.17

                          Bank and Brokerage Accounts

PEOPLES MUTUAL TELEPHONE COMPANY:

            [PLEASE PROVIDE NAME OF BANK, ADDRESS, ACCOUNT NUMBER, CURRENT BALANCE (AND THE DATE THEREOF) AND CONTACT PERSON AND TELEPHONE NUMBER.]

            [PLEASE PROVIDE THE SAME FOR ALL BROKERAGE/INVESTMENT ACCOUNTS.]


PEOPLES MUTUAL SERVICES COMPANY:

            [PLEASE PROVIDE NAME OF BANK, ADDRESS, ACCOUNT NUMBER, CURRENT BALANCE (AND THE DATE THEREOF) AND CONTACT PERSON AND TELEPHONE NUMBER.]

            [PLEASE PROVIDE THE SAME FOR ALL BROKERAGE/INVESTMENT ACCOUNTS.]

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                                  Schedule 2.19

                             Employee Benefit Plans

             [Please provide details regarding profit-sharing plan.]

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                                  Schedule 2.20

                              Intellectual Property

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                                  Schedule 2.21

                              Environmental Matters

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                                  Schedule 2.22

                      Capital Expenditures and Investments

      [PLEASE PROVIDE DETAILS REGARDING $400,0OO CAPITAL IMPROVEMENT AT NATAL REMOTE (NEW BUILDING, SWITCH, CIRCUIT EQUIPMENT AND CABLE).]

      [PLEASE ATTACH COPIES OF 1999 BUDGET (WITH DETAILS REGARDING YEAR TO DATE EXPENDITURES) AND 2000 BUDGET]

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                                  Schedule 2.23

                            Dealings with Affiliates

      [PLEASE PROVIDE DETAILS REGARDING ANY TRANSACTIONS WITH PEOPLES MUTUAL SERVICES COMPANY.]

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                                  Schedule 2.24

                                    Insurance


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                                  Schedule 2.25

                              Brokerage Commission

        [PLEASE SCHEDULE OBLIGATION TO FALKENBERG CAPITAL CORPORATION.]

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                                  Schedule 2.26

                                     Permits

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                                  Schedule 2.27

                Absence of Undisclosed Liabilities/Corporate Debt

      Any and all of the foregoing may be prepaid, in whole or in part, on any regular payment date, without prepayment penalty or premium.

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                                  Schedule 3.3

                    Consents and Authorizations of Purchaser

      Approval of the Virginia State Corporation Commission is required.

      Approval of the Towns of Gretna and Hurt, Virginia, and any and all other municipalities as may be required in connection with the Company's telephone franchises.

      An application to the FCC is required in connection with the Company's radio maintenance license.

      Approval of a change of control of the Company is required pursuant to the RUS Loan Agreements, as more specifically set forth in Schedule 2.3 hereto.

      Approval of a change of control of People Mutual Telephone Company is required pursuant to the guaranty agreements executed by the Company in favor of the RTFC (of certain indebtedness of the Virginia PCS Alliance, L. C.), as more specifically set forth in Schedule 2.3 hereto.

      Approval of the Board of Directors of MJD Ventures, Inc. has been obtained.

      Hart-Scott-Rodino filing is required.

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                                  Schedule. 4.9

                          Interim Financial Information

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                                  Schedule 4.14

                         Article IV Disclosure Statement